UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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USA TRUCK, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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USA TRUCK, INC.

3200 Industrial Park Road

Van Buren, Arkansas 72956

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 10, 2017

To the Stockholders of USA Truck, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders (“Annual Meeting”) of USA Truck, Inc. (the “Company,” “we,” “us,” or “our”) will be held at our corporate offices at 3200 Industrial Park Road, Van Buren, Arkansas 72956, on Wednesday, May 10, 2017, at 10:00 a.m., local time, for the following purposes:

1.	Election of two (2) Class I directors for a term of office expiring at the 2020 Annual Meeting.

2.	Advisory approval of the Company’s executive compensation.

3.	Advisory and non-binding vote on the frequency of future advisory votes on the Company’s executive compensation.

4.

Renewal of the material terms of the performance-based goals under the USA Truck, Inc. 2014 Omnibus Incentive Plan (the “Incentive Plan”) to allow certain grants and awards to continue to qualify as performance-based compensation under Internal Revenue Code Section 162(m).

5.	Approval of the first amendment to the Incentive Plan (the “First Amendment to the Incentive Plan”).

Only holders of record of our Common Stock at the close of business on March 16, 2017, are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

The Company’s Proxy Statement is submitted herewith. The Annual Report for the year ended December 31, 2016, is being mailed to stockholders contemporaneously with the mailing of this Notice and Proxy Statement. Except to the extent it is incorporated by specific reference, the enclosed copy of our 2016 Annual Report is not incorporated into this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

Important Notice Regarding the Availability of Proxy Materials for the Meeting of Stockholders to Be Held on May 10, 2017

We have elected to provide access to our proxy materials both by: (i) sending you this full set of proxy materials, including a proxy card; and (ii) notifying you of the availability of our proxy materials on the Internet. This Notice of Meeting, Proxy Statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2016, are available online and may be accessed at http://www.cstproxy.com/usa-truck/2017. We do not use “cookies” or other software that identifies visitors accessing these materials on this website. We encourage you to access and review all of the important information contained in the proxy materials before voting.

By Order of the Board of Directors
David F. Marano
Secretary
Van Buren, Arkansas
April 4, 2017

YOUR VOTE IS IMPORTANT.

To ensure your representation at the annual meeting, you are requested to promptly date, sign and return the accompanying proxy in the enclosed envelope.  You may also vote on the Internet by following the electronic voting instructions found on the proxy card you receive or by telephone using a touch-tone telephone and calling the number contained on the proxy card you receive.  Returning your proxy now will not interfere with your right to attend the annual meeting or to vote your shares personally at the annual meeting, if you wish to do so. The prompt return of your proxy may save us additional expenses of solicitation.

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USA TRUCK, INC.

3200 Industrial Park Road

Van Buren, Arkansas 72956

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To be held on May 10, 2017

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of USA Truck, Inc., a Delaware corporation (the “Company,” “USA Truck,” “we,” “our” or “us”), for use at the Annual Meeting of the Company to be held at the time and place and for the purposes set forth in the foregoing notice. Our mailing address is 3200 Industrial Park Road, Van Buren, Arkansas 72956, and our telephone number is (479) 471-2500.

The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, certain of our officers and employees, who will receive no special compensation therefor, may solicit proxies in person or by telephone, telegraph, facsimile or other means. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our Common Stock.

The approximate date on which this Proxy Statement and the accompanying proxy are first being mailed to stockholders is April 4, 2017.

Revocability of Proxy

Any stockholder executing a proxy retains the right to revoke it at any time prior to exercise at the Annual Meeting. A proxy may be revoked by delivery of written notice of revocation to David F. Marano, Secretary of the Company, by execution and delivery to the Company of a later proxy or by voting the shares in person at the Annual Meeting. If not revoked, all shares represented at the Annual Meeting by properly executed proxies will be voted as directed therein. If no direction is given, such shares will be voted for election of all nominees for director, for approval, in an advisory and non-binding vote, of the compensation of our Named Executive Officers, for “one year” in an advisory and non-binding vote on the frequency of future advisory votes on the Company’s executive compensation, for the renewal of the material terms of the Incentive Plan to allow certain grants and awards to continue to qualify as performance-based compensation under Internal Revenue Code Section 162(m), for approval of the First Amendment to the Incentive Plan, and at the discretion of the person(s) named as proxy(ies) therein on any other matters that may properly come before the Annual Meeting or any adjournments thereof.

Outstanding Stock and Voting Rights

The Board of Directors has fixed the close of business on March 16, 2017, as the record date for determining the stockholders having the right to notice of, and to vote at, the Annual Meeting. As of the record date, March 16, 2017, 8,222,078 shares of Common Stock were outstanding and entitled to vote at the meeting. Each stockholder will be entitled to one vote for each share of Common Stock owned of record on the record date. The stock transfer books of the Company will not be closed. Stockholders are not entitled to cumulative voting with respect to the election of directors. The holders of a majority of the outstanding shares of Common Stock entitled to vote, present in person or represented by proxy, are necessary to constitute a quorum.

Required Affirmative Vote and Voting Procedures

Our bylaws provide that the nominees who receive a plurality of the votes cast by stockholders present or represented by proxy at an Annual Meeting, and entitled to vote on the election of directors, will be elected as directors of the Company. Thus, any abstentions or broker non-votes will have no effect on the election of directors. However, at any stockholder meeting at which a director is subject to an uncontested election, any nominee for director who receives a greater number of votes “withheld” from or voted “against” his or her nomination than are voted “for” such election, excluding abstentions, shall promptly tender his or her resignation for consideration by the Nominating and Corporate Governance Committee pursuant to the Company’s majority vote policy. See “Corporate Governance – The Board of Directors and Its Committees – Committees of the Board of Directors – Nominating and Corporate Governance Committee –Additional Corporate Governance Policies” for additional information regarding our majority vote policy. Approval of any other matter submitted to stockholders each requires the affirmative vote of a majority of votes cast by stockholders entitled to vote and represented in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will not be counted for purposes of determining the number of votes cast with respect to a proposed corporate action. Accordingly, abstentions and broker non-votes will have no effect on the approval of any other matter submitted to stockholders.

If you are a holder of record of our Common Stock, you may vote your shares either (i) over the telephone by calling a toll-free number, (ii) by using the Internet, or (iii) by mailing your proxy card. Owners who hold their shares in street name will need to obtain a voting instruction form from the institution that holds their stock and must follow the voting instructions given by that institution.

The above-mentioned telephone and Internet-voting procedures have been designed to authenticate your identity, to allow you to give instructions, and to confirm that those instructions have been recorded properly. If you choose to vote by telephone or by using the Internet, please refer to the specific instructions on the proxy card. If you wish to vote using the proxy card, complete, sign and date your proxy card and return it to us before the meeting.

PROPOSAL ONE: ELECTION OF DIRECTORS

Our Restated and Amended Certificate of Incorporation provides that there shall be eight directors, subject to increases or decreases in such number by vote of the Board of Directors in accordance with the bylaws, classified into three classes, and that members of the three classes shall be elected to staggered terms of three years each. The Board presently consists of eight persons.

The current term of office of the two Class I directors will expire at the 2017 Annual Meeting and both of those directors have been nominated for re-election at the Annual Meeting for a term expiring at the 2020 Annual Meeting:

Class I Term Expiring 2020 Major General (Ret.) Barbara J. Faulkenberry M. Susan Chambers

Proxies may not be voted at the 2017 Annual Meeting for more than two nominees for election as directors. Each of the nominees has consented to serve if elected and, if elected, will serve until the 2020 Annual Meeting or until her successor is duly elected and qualified.

Class II and Class III directors are currently serving terms expiring in 2018 and 2019, respectively. Class II directors are James D. Reed, Thomas M. Glaser and Gary R. Enzor. Class III directors are Robert A. Peiser, Robert E. Creager and Alexander D. Greene.

All duly submitted and unrevoked proxies will be voted FOR the nominees listed above, unless otherwise instructed. It is expected that the nominees will be available for election, but if for any unforeseen reason any nominee should decline or be unavailable for election, the persons designated as proxies will have full discretionary authority to vote for another person designated by the Nominating and Corporate Governance Committee.

Vote Required for Approval

Assuming the presence of a quorum at the Annual Meeting, the nominees who receive a plurality of the votes cast by stockholders present or represented by proxy at the Annual Meeting, and entitled to vote on the election of directors, will be elected as directors. Any director subject to an uncontested election who is elected by a plurality and receives a greater number of votes “withheld” from or voted “against” his or her election than are voted “for” such election (excluding abstentions) shall be subject to the majority vote policy described under “Corporate Governance – The Board of Directors and Its Committees – Committees of the Board of Directors – Nominating and Corporate Governance Committee – Additional Corporate Governance Policies.”

Class I Director Nominees

Major General (Ret.) Barbara J. Faulkenberry. General Faulkenberry, 57, has served as a director since January 2016. General Faulkenberry has chaired the Technology Committee since it was formed in May 2016. Prior to her retirement from the military in 2014, General Faulkenberry served as the Vice Commander, 18th Air Force, Scott Air Force Base, IL. Since then, General Faulkenberry has held positions as an advisor for Momentum Aerospace Group, a Trustee for the Air Force Academy’s Falcon Foundation and a director of two non-profit organizations. She is a National Association of Corporate Directors (“NACD”) Board Leadership Fellow and participated in the NACD Cyber Summit, both of which contribute to best practices in corporate governance and cyber security. General Faulkenberry brings to the Company senior leadership experience in the areas of logistics, operations, strategic planning, risk management, cyber defense, international negotiations, governmental affairs, information technology and leadership development, which we believe qualifies her to serve as a member of our Board of Directors.

M. Susan Chambers. Mrs. Chambers, 59, has served as a director since March 2016. Ms. Chambers has chaired the Executive Compensation Committee since November 2016. Since July 2015, Mrs. Chambers has served as principal of Chambers Consulting LLC. Mrs. Chambers served as the Chief Human Resource Officer for Wal-Mart Stores, Inc. from 2006 to her retirement in July 2015. Prior to 2006, Mrs. Chambers served in various positions at Wal-Mart Stores, Inc. since 1999, including Vice President of Application Development – Merchandising and Supply Chain Systems and Senior Vice President of Risk Management, Retirement and Benefits. Mrs. Chambers previously served as a director of a private banking institution. We believe that Mrs. Chambers’ extensive experience in human resource, supply chain and risk management qualifies her to serve on our Board of Directors.

THE Board unanimously recommends A vote “FOR” THE ELECTION OF THE TWO NOMINEES NAMED ABOVE.

CONTINUING DIRECTORS

Class II Directors

James D. Reed.  Mr. Reed, 44, has served as President, Chief Executive Officer (“CEO”) and a director since January 2017.  From November 2016 through January 2017, Mr. Reed served as Executive Vice President and Chief Financial Officer of the Company.  From June 2012 through October 2016, Mr. Reed served as Chief Financial Officer at Interstate Distributor Co., a provider of line and heavy-haul, refrigerated and intermodal transportation services throughout the continental United States and Canada.  From June 2011 through June 2012, Mr. Reed served as Senior Director, Finance at the Isilon Storage Division of EMC, a computer hardware and software company selling clustered file system hardware and software for digital content and other unstructured data to a variety of industries.  He began his career with Intel Corp. in 1997. Mr. Reed holds a Bachelor of Arts in History and a Master of Business Administration from Brigham Young University. We believe Mr. Reed’s extensive management and leadership experience, his thorough knowledge of the transportation and trucking industry and his role as President and CEO of the Company, which allows the Board of Directors to interface directly with senior management, qualifies him to serve as a member of our Board of Directors.

Thomas M. Glaser. Mr. Glaser, 67, has served as a director since May 2014. Mr. Glaser has worked as an independent consultant to the truckload industry since 2010, and served as our President and CEO from July 2015 to January 2016, and our Interim Chief Operating Officer (“COO”) from April 2015 to July 2015 and January 2013 to June 2013. Mr. Glaser served as President and CEO of Arnold Transportation Services, Inc., a dry van freight services provider, from January 2008 to 2010, as well as a board member of Priority Transportation, Inc., from 2008 to 2010. Previously, Mr. Glaser held several positions at Celadon Group, Inc., from 2001 to 2007, most recently serving as President and COO. We believe Mr. Glaser’s considerable experience as a senior executive in the transportation industry qualifies him to serve as a member of our Board of Directors. Mr. Glaser was originally appointed to our Board of Directors pursuant to the Cooperation Agreement dated May 22, 2014, among the Company, Baker Street Capital Management, LLC and certain affiliates and Stone House Capital Management LLC and certain affiliates.  Mr. Glaser was a nominee for director at our 2015 annual meeting pursuant to the Cooperation Agreement dated February 25, 2015, among the Company, Baker Street Capital Management, LLC, and certain affiliates and the Cooperation Agreement dated February 25, 2015, among the Company, Stone House Capital Management, LLC, and certain affiliates.

Gary R. Enzor. Mr. Enzor, 54, has served as a director since September 2014. Mr. Enzor has chaired the Nominating and Corporate Governance Committee since May 2015. He is Chairman and CEO of Quality Distribution, Inc., a chemical bulk logistics services provider. Mr. Enzor has served as Chairman of Quality Distribution, Inc., since August 2013, has served as CEO since 2007, and as President since 2005. Mr. Enzor joined Quality Distribution, Inc. in 2004 as Executive Vice President and COO, prior to which Mr. Enzor served as Executive Vice President and Chief Financial Officer of Swift Transportation Company since 2002. Before joining Swift Transportation Company, Mr. Enzor held executive positions with Honeywell, Dell Computer and AlliedSignal, Inc. (now Honeywell International, Inc.). We believe Mr. Enzor’s considerable experience in and thorough knowledge of the transportation and trucking industry qualifies him to serve as a member of our Board of Directors. Mr. Enzor was a nominee for director at our 2015 annual meeting pursuant to the Cooperation Agreement dated February 25, 2015, among the Company, Baker Street Capital Management, LLC, and certain affiliates and the Cooperation Agreement dated February 25, 2015, among the Company, Stone House Capital Management, LLC, and certain affiliates.

Class III Directors

Robert A. Peiser. Mr. Peiser, 68, has served as a director since February 2012. Mr. Peiser was appointed Vice Chairman of the Board in August 2012 and Chairman of the Board in November 2012. He is engaged in active service on public as well as private corporate and non-profit boards. Mr. Peiser also serves on the Board of SunCoke Energy, Inc., a public company providing raw material processing and handling to the steel and power industries, since March 2016. Previous public board service includes Standard Register Company (October 2013 to November 2015); Primary Energy Recycling Corp. (June 2013 to December 2014); Team Industrial Services, Inc. (July 2007 to September 2012); Solutia, Inc. (February 2008 to July 2012); and Signature Group Holdings, Inc. (June 2010 to May 2011). From 2008 to 2010, Mr. Peiser served as the CEO and Chairman of the Board of Omniflight Helicopters, Inc., an air medical services provider. Previously, Mr. Peiser served as President, CEO and a director of Imperial Sugar Company, a refiner and marketer of sugar products, from 2002 to 2008. We believe Mr. Peiser’s qualifications to serve on our Board of Directors include his broad-based executive, director and management experience with companies in transition in a variety of domestic and international industries. He is also a past Chairman of the Texas TriCities Chapter of the NACD. We believe his work with the NACD contributes to his being a valuable resource to our Board in the area of corporate governance best practices.

Robert E. Creager. Mr. Creager, 68, has served as a director since November 2012. Mr. Creager has chaired the Audit Committee since 2014, has been designated as our audit committee financial expert within the meaning of Item 407(d)(5)(ii) of Regulation S-K and meets the financial sophistication requirements set forth in Rule 5605(c)(2)(A) of The NASDAQ Stock Market’s listing standards. Mr. Creager is a certified public accountant and has 39 years of public accounting and industry experience. Mr. Creager also serves as Chairman of the Audit Committee of Houston International Insurance Group, a property and casualty insurer, and is an officer and director of the Texas TriCities Chapter of the NACD, as well as a governance fellow of the NACD. We believe his work with the NACD contributes to his being a valuable resource to our Board in the area of corporate governance best practices. From June 2014 until its sale in September 2016, Mr. Creager served as Chairman of the Audit Committee of Mattress Firm Holding Corp., a publicly held mattress retailer, and from April 2011 to January 2013, Mr. Creager served as Chairman of the Audit Committee of GeoMet, Inc., an independent natural gas exploration, development and production company. His experience includes 27 years as an Assurance Partner and a former Audit Practice Leader of the Houston office of PricewaterhouseCoopers LLP. We believe Mr. Creager’s qualifications to serve on our Board of Directors include his extensive financial experience and his service on other audit committees.

Alexander D. Greene. Mr. Greene, 58, has served as a director since May 2014. He is engaged in active service on public as well as private corporate boards. Mr. Greene currently serves as a director of Ambac Financial Group, Inc., a publicly held provider of financial guarantees and other financial services, and Modular Space Corporation, a privately held provider of office trailers, portable storage units and modular buildings. Mr. Greene served as a Managing Partner and head of U.S. Private Equity with Brookfield Asset Management, a global asset management firm, from 2005 through 2014. Prior to Brookfield Asset Management, Mr. Greene was a Managing Director and co-head of Carlyle Strategic Partners at The Carlyle Group from 2003 to 2005. Previous board service includes Overseas Shipholding Group, Inc., a public company engaged in transporting crude oil, refined products, and liquid natural gas; Civeo Corporation, a provider of remote workforce accommodations to the oil and gas and mining industries; CWC Energy Sources Corp., a provider of contract drilling and well services to oil and gas companies in Western Canada; Longview Fibre Paper & Packaging, a manufacturer of specialty paper and packaging products; and the Tourette Syndrome Association. Mr. Greene brings to the Board of Directors over 30 years of experience leading private equity, corporate finance, restructuring and advisory transactions and experience serving on public and private boards, which we believe qualifies Mr. Greene to serve as a member of our Board of Directors.

There is no family relationship between any director or executive officer and any other director or executive officer of the Company. None of the corporations or organizations referenced in the director biographies above is a parent, subsidiary or other affiliate of the Company unless otherwise noted. Except as otherwise noted for Messrs. Enzor and Glaser, there are no arrangements or understandings between any of the director nominees and any other person pursuant to which any of the director nominees was selected as a nominee.

CORPORATE GOVERNANCE

The Board of Directors and its Committees

Board of Directors

Meetings

In 2016, the Board of Directors held twenty-nine meetings, and met in executive session at least quarterly. During 2016, the Board had a standing Executive Committee, Executive Compensation Committee, Audit Committee and Nominating and Corporate Governance Committee. The Board also formed a Technology Committee during 2016 to address matters relating to information technology. Each current member of the Board attended at least 75% of the aggregate of all meetings of the Board and of all committees on which he or she served. We encourage the members of our Board of Directors to attend our Annual Meetings. All of our then-current directors attended the 2016 annual meeting.

Director Independence

In determining the independence of its directors, the Board relies on the standards set forth in U.S. Securities and Exchange Commission (“SEC”) regulations and The NASDAQ Stock Market’s Listing Standards, including NASDAQ Rule 5605(a)(2). To be considered independent under such standard, an outside director may not have a direct or indirect material relationship with us. A material relationship is one which impairs or inhibits, or has the potential to impair or inhibit, a director’s exercise of critical and disinterested judgment on behalf of us and our stockholders. In determining whether a material relationship exists, the Board considers, among other things, whether a director is a current or former employee of ours. Annually, our counsel reviews the Board’s approach to determining director independence and recommends changes as appropriate.

Consistent with these considerations, the Board has determined that, during 2016, all of our directors, with the exception of Mr. Thomas M. Glaser, who served as our President and CEO during January 2016 and Mr. John R. Rogers, who served as our President and CEO and a director from January 2016 through the date of his resignation in January 2017, were independent directors.

Risk Oversight

Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term operational performance and enhance stockholder value. A fundamental part of risk management is not only understanding the risks we face and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. The involvement of the full Board of Directors in evaluating our business strategy is a key part of its assessment of management’s appetite for risk and also a determining factor of what constitutes an appropriate level of risk for us. The full Board of Directors participates in this annual assessment as we believe that risk oversight is most effective when the full knowledge, experience and skills of all directors are brought to bear on the complex subject of risk management.

In this process, risk is assessed throughout the business, focusing on the following primary areas of risk: financial risk, legal and compliance risk, technology, safety and security risk and operational and strategic risk. Within these primary areas of risk, our Board of Directors, with the input of management, has identified specific areas of risk that are pertinent to our business. Our Board of Directors receives reports and has discussions with management with respect to such areas. The Board of Directors makes assignments to certain members of management to provide reports and to answer to the Board of Directors with respect to such areas. Furthermore, our Board of Directors engages in discussions at the Board level and with management in an attempt to identify currently unknown risks.

While the full Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. For example, the Audit Committee reviews internal controls over financial reporting and, in connection therewith, receives a risk assessment report from our internal auditors. Additionally, in setting compensation, the Executive Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with our overall business strategy. The Technology Committee oversees management’s cyber security practices, as well as information technology and cyber risk. Finally, the Nominating and Corporate Governance Committee oversees enterprise risk. The Board’s role in risk oversight has not affected the leadership structure of our Board of Directors.

Board Leadership Structure

We separate the roles of CEO and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for the execution of our strategic direction and our day-to-day leadership and performance, while the Chairman of the Board provides guidance to the CEO, participates in setting the agenda for Board meetings and presides over meetings of the Board. Under our bylaws, we have provided for a formal office of CEO and established certain duties of the CEO that were previously reserved to the President and Chairman of the Board.

We have no current plans to separate the CEO and President roles, and our bylaws recite that the CEO shall be the President unless a separate CEO and President shall be appointed.

Committees of the Board of Directors

Executive Compensation Committee

The purpose of the Executive Compensation Committee is to oversee matters pertaining to compensation of our executive officers. The Executive Compensation Committee is also responsible for administering the grants of equity and other awards to executive officers and other employees under the Incentive Plan. Our Executive Compensation Committee’s process for making executive compensation decisions is explained in more detail in “Executive Compensation – Compensation Discussion and Analysis – Procedures for Determining Compensation.”

The charter for the Executive Compensation Committee sets forth the purpose and responsibilities of the Executive Compensation Committee in greater detail. The Executive Compensation Committee reviews and reassesses the adequacy of its charter on an annual basis and recommends changes to the Board when appropriate. A copy of the Executive Compensation Committee’s charter, as of March 8, 2017, is available at our website, http://www.usa-truck.com, under the “Corporate Governance” tab of the “Investor Relations” menu.

The Executive Compensation Committee met eight times during 2016. The Executive Compensation Committee is comprised of M. Susan Chambers (Chairwoman), Robert A. Peiser, Alexander D. Greene and Gary R. Enzor, each of whom is an independent director. In determining the independence of our Executive Compensation Committee members, the Board considered several relevant factors, including, but not limited to, each director’s source of compensation and affiliations. Specifically, each member of the Executive Compensation Committee (i) is independent under The NASDAQ Stock Market’s Listing Standards, including NASDAQ Rules 5605(a)(2) and 5605(d)(2)(A), (ii) meets the criteria set forth in Rule 10C-1(b)(1) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), (iii) is an “outside director” as defined in Section 162(m) of the Internal Revenue Code, as amended (the “Code”), and U.S. Treasury Regulation Section 1.162-27; (iv) did not directly or indirectly accept any consulting, advisory or other compensation fee from the Company, and (v) as determined by our Board, is not affiliated with the Company, any Company subsidiary or any affiliate of a Company subsidiary, and does not have any other relationship or accept any compensation from the Company, which would impair each respective member’s judgment as a member of the Executive Compensation Committee.

During 2013, the Executive Compensation Committee selected an independent compensation consultant, Compensation Strategies, Inc. (“CSI”). CSI has provided analysis and recommendations that inform the Executive Compensation Committee’s decisions with respect to executive and director compensation for 2016 and 2017, including evaluating market pay data, providing analysis and input on program structure and providing updates on market trends and the regulatory environment as it relates to executive compensation. Pursuant to SEC rules and The NASDAQ Stock Market’s Listing Standards, the Executive Compensation Committee has assessed the independence of CSI, and concluded that no conflict of interest exists that would prevent CSI from independently advising the Executive Compensation Committee. In connection with this assessment, the Executive Compensation Committee considered, among others, the following factors: (i) the provision of other services to us by CSI, (ii) the amount of fees we paid to CSI as a percentage of CSI’s total revenue, (iii) CSI’s policies and procedures that are designed to prevent conflicts of interest, (iv) the absence of any business or personal relationship of CSI or the individual compensation advisors employed by CSI with any of our executive officers, (v) the absence of any business or personal relationship of the individual compensation advisors with any member of the Executive Compensation Committee and (vi) the absence of any of our stock owned by CSI or the individual compensation advisors employed by CSI. CSI does not perform other services for us, and will not do so without the prior consent of the Executive Compensation Committee. The Executive Compensation Committee has the sole authority to approve the terms of CSI’s engagement. CSI’s role in establishing the compensation of our Named Executive Officers, to the extent material, is addressed under “Executive Compensation – Compensation Discussion and Analysis.”

In performing its duties, the Executive Compensation Committee, as required by the applicable rules and regulations promulgated by the SEC, issues a report recommending to the Board that our Compensation Discussion and Analysis be included in this Proxy Statement. The Report of the Executive Compensation Committee for 2016 follows.

The Report of the Executive Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall this report be subject to Regulation 14A or Regulation 14C (other than as indicated) or to the liabilities set forth in Section 18 of the Exchange Act. This Report of the Executive Compensation Committee also shall not be deemed to be incorporated by reference into any prior or subsequent filing with the SEC made by us under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filings incorporated into this Proxy Statement by reference, except to the extent we incorporate such report by specific reference or treat it as soliciting material.

Report of the Executive Compensation Committee

The Executive Compensation Committee of the Board of Directors of USA Truck, Inc. has reviewed and discussed with management the Compensation Discussion and Analysis (as required by Item 402(b) of Regulation S-K of the SEC) contained in this Proxy Statement for the Annual Meeting to be held on May 10, 2017.

Based on that review and discussion, the Executive Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Executive Compensation Committee:
M. Susan Chambers (Chairwoman)
Robert E. Peiser
Alexander D. Greene
Gary R. Enzor

Executive Compensation Committee Interlocks and Insider Participation

The Executive Compensation Committee is comprised of M. Susan Chambers (Chairwoman), Robert A. Peiser, Alexander D. Greene and Gary R. Enzor. Robert E. Creager and, prior to his retirement from the Board following the 2016 Annual Meeting, Richard B. Beauchamp also served on the Executive Compensation Committee at times during 2016. All of the members who served on the Executive Compensation Committee during 2016 were independent as defined by defined by Rule 5605(a)(2) of The NASDAQ Stock Market’s Listing Standards.

No member of the Executive Compensation Committee was an officer or employee of the Company at any time during 2016 or as of the date of this Proxy Statement, nor is any member of the Executive Compensation Committee a former officer of the Company. In 2016, no member of the Executive Compensation Committee had any relationship or transaction with the Company that would require disclosure as a “related person transaction” under Item 404 of Regulation S-K in this Proxy Statement under the section entitled “Certain Transactions.”

No director serving on the Executive Compensation Committee was, at any time during or before 2016, an officer or employee of the Company or any of its subsidiaries. In addition, during 2016, none of our executive officers served as a member of the board of directors or compensation committee (or other board committees performing equivalent functions) of another entity, one of whose executive officers served on our Executive Compensation Committee or otherwise served on our Board.

See “Certain Transactions” for a description of certain transactions between us and our other directors, executive officers or their affiliates and “Executive Compensation – Director Compensation” for a description of compensation of the members of the Executive Compensation Committee.

Audit Committee

The Audit Committee has primary responsibility for assisting and directing the Board in fulfilling its oversight responsibilities with respect to our auditing, accounting and financial reporting processes. The Audit Committee’s primary responsibilities include:

●	monitoring our financial reporting processes and systems of internal controls over financial reporting;

●	monitoring the independence and performance of our independent registered public accounting firm, and managing the relationship between us and our independent registered public accounting firm; and

●	providing an avenue of communication among the Board, the independent registered public accounting firm and our management.

The Audit Committee has exclusive power to engage, terminate and set the compensation of our independent registered public accounting firm. The Audit Committee also evaluates and makes recommendations to the full Board with respect to all related-party transactions and other transactions representing actual or potential conflicts of interest, and reviews all such transactions at least annually. The Board has adopted a written charter for the Audit Committee, which sets forth the purpose and responsibilities of the Audit Committee in greater detail. A copy of the Audit Committee’s charter, as of March 8, 2017, is available at our website, http://www.usa-truck.com, under the “Corporate Governance” tab of the “Investor Relations” menu.

The Audit Committee met eight times during 2016. The Audit Committee is comprised of Robert E. Creager (Chairman), Alexander D. Greene and Robert A. Peiser. Prior to their respective retirements from the Board, Richard B. Beauchamp, William H. Hanna and James D. Simpson III, also served on the Audit Committee at times during 2016. The Board has determined that each of Robert E. Creager, Alexander D. Greene and Robert A. Peiser qualifies as an audit committee financial expert, as defined in Item 407(d)(5)(ii) of Regulation S-K, and meets the independence and financial sophistication requirements set forth in Rule 5605(c)(2)(A) of The NASDAQ Stock Market’s Listing Standards, and has designated Robert E. Creager as its audit committee financial expert.

All of the members who served on the Audit Committee during 2016 were independent as defined by Rule 5605(a)(2) of The NASDAQ Stock Market’s Listing Standards and meet the independence and other requirements set forth for audit committee members in Rule 5605(c)(2)(A) of those Listing Standards. See “Report of the Audit Committee.”

In performing its duties, the Audit Committee, as required by applicable rules of the SEC, issues a report recommending to the Board of Directors that our audited financial statements be included in our annual report on Form 10-K, and determines certain other matters, including the independence of our independent registered public accounting firm. The Audit Committee Report for 2016 is set forth below.

The Audit Committee Report shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall this report be subject to Regulation 14A or Regulation 14C (other than as indicated) or to the liabilities set forth in Section 18 of the Exchange Act. This Audit Committee Report also shall not be deemed to be incorporated by reference into any prior or subsequent filing with the SEC made by us under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference or treat it as soliciting material.

Report of the Audit Committee

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company’s financial reports and financial reporting processes and systems of internal controls over financial reporting. The Audit Committee does not prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements. Rather, the Company’s management has primary responsibility for the Company’s financial statements and the overall reporting process, including maintenance of the Company’s system of internal controls. The Audit Committee is responsible for the appointment, evaluation, compensation, retention and oversight of the work of the Company’s independent registered accounting firm, Grant Thornton LLP (“Grant Thornton”). Grant Thornton is responsible for conducting an independent audit of the Company’s financial statements and the Company’s internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and issuing reports thereon.

In performing its duties, the Audit Committee has reviewed and discussed with management and the Company’s registered independent public accounting firm the Company’s financial statements, management’s assessment of internal controls over financial reporting, and the effectiveness of internal controls over financial reporting and, in issuing this report, has relied upon the responses and information provided to the Audit Committee by management and such accounting firm. For the fiscal year ended December 31, 2016, the Audit Committee (i) reviewed and discussed the audited financial statements, management’s assessment of internal controls over financial reporting, and the effectiveness of internal controls over financial reporting with management and Grant Thornton; (ii) discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees issued by the PCAOB; (iii) received and reviewed the written disclosures and the letter from Grant Thornton required by applicable requirements of the PCAOB regarding Grant Thornton’s communications with the Audit Committee concerning independence; and (iv)  discussed with Grant Thornton its independence. The Audit Committee also met in periodic executive sessions with representatives of Grant Thornton, management, and the Company’s internal audit personnel during 2016.

Based on the foregoing reviews and meetings, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the SEC.

Audit Committee:
Robert E. Creager (Chairman)
Alexander D. Greene
Robert A. Peiser

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for (i) recommending to the full Board corporate governance guidelines applicable to us, (ii) leading the Board in its annual review of the Board’s performance, (iii) identifying individuals qualified to become Board members consistent with criteria approved by the Nominating and Corporate Governance Committee of the Board, (iv) overseeing enterprise risk and (v) performing such other functions as are customarily performed by nominating and corporate governance committees. The members of the Nominating and Corporate Governance Committee are Gary R. Enzor (Chairman), Robert E. Creager, Barbara J. Faulkenberry and M. Susan Chambers. Alexander D. Greene and, prior to their respective retirements from the Board, William H. Hanna and James D. Simpson, III also served on the Nominating and Corporate Governance Committee at times during 2016. All of the directors who served on the Nominating and Corporate Governance Committee during 2016 were independent as defined by Rule 5605(a)(2) of The NASDAQ Stock Market’s Listing Standards. The Board has adopted a written charter for the Nominating and Corporate Governance Committee, which sets forth the purpose and responsibilities of the Nominating and Corporate Governance Committee in greater detail. The Nominating and Corporate Governance Committee reviews and reassesses the adequacy of its charter on an annual basis and recommends changes to the Board when appropriate. A copy of the Nominating and Corporate Governance Committee’s charter, as of March 8, 2017, is available at our website, http://www.usa-truck.com, under the “Corporate Governance” tab of the “Investor Relations” menu.

The Nominating and Corporate Governance Committee met four times during 2016. In order to be considered a director nominee, a person’s (including an incumbent director’s) nomination must be approved by both a majority vote of the Nominating and Corporate Governance Committee and the vote of a majority of all directors.

Whenever a determination has been made that it is necessary to nominate one or more persons, in addition to incumbent directors, the Nominating and Corporate Governance Committee will have primary authority for identifying persons who meet our required qualifications and who otherwise have the experience and abilities necessary to serve as effective members of the Board. The Nominating and Corporate Governance Committee may delegate this identification function to one or more of its members. In performing this function, the Nominating and Corporate Governance Committee may rely on such resources as it deems appropriate, including, without limitation, recommendations from our management, from our incumbent directors, from third parties or from stockholders. In addition, the Nominating and Corporate Governance Committee may, at our expense, engage the services of professional search firms or other consultants or advisers and may pay them such fees as the Nominating and Corporate Governance Committee shall determine to be reasonable and appropriate.

Each nominee should be committed to our basic beliefs as set forth in our Code of Business Conduct and Ethics and shall be an individual of integrity, intelligence and strength of character. In addition, each nominee should have, among other attributes:

●	a reputation both personal and professional, consistent with our image and reputation;

●	relevant expertise and experience, including educational or professional backgrounds and should be able to offer advice and guidance to our management based on that expertise and experience;

●	a working knowledge of corporate governance issues and the changing role of boards;

●	demonstrated management and/or business skills or experience that will contribute substantially to the management of the Company;

●	a general understanding of marketing, finance and other disciplines relevant to the success of a publicly traded company in today’s business environment; and

●	an understanding of our business and the general trucking or transportation industry, or the willingness and ability to develop such an understanding.

Finally, in identifying and selecting persons for consideration as nominees, the Nominating and Corporate Governance Committee will consider the rules and regulations of the SEC and The NASDAQ Stock Market Listing Standards (or such other stock exchange or stock market on which our securities may be listed or traded from time to time) regarding the composition of the Board and the qualifications of its members.

The Nominating and Corporate Governance Committee may take such actions as it deems appropriate to evaluate whether each person who has been recommended or proposed for approval as a nominee meets the qualifications, as described above, and set forth in the Nominating and Corporate Governance Committee charter, and otherwise has the experience and abilities necessary to be an effective member of the Board. These procedures may include at least one personal interview of the candidate by the Nominating and Corporate Governance Committee, discussions with qualified representatives of companies or firms by which the candidate is or has previously been employed or on whose boards of directors the candidate is serving or has previously served, or with such other persons as the Nominating and Corporate Governance Committee deems appropriate to rely upon as references for the candidate, and completion of a questionnaire regarding the candidate’s prior employment and service on boards of directors, criminal convictions or sanctions and other matters deemed appropriate by the Nominating and Corporate Governance Committee.

As set forth in detail in the Nominating and Corporate Governance Committee charter, it is generally the policy of the Nominating and Corporate Governance Committee to consider stockholder recommendations of proposed director nominees other than through our proxy access nomination procedures if such recommendations are timely received and otherwise comply with the requirements set forth in our bylaws and applicable SEC rules. The Nominating and Corporate Governance Committee will evaluate any stockholder recommendations pursuant to the same procedures that it follows in connection with consideration of recommendations received from any other source. Stockholders must submit such recommendations in the manner and by the dates specified for stockholder nominations in our bylaws. To be timely under our bylaws, recommendations must be received in writing at our principal executive offices, 3200 Industrial Park Road, Van Buren, Arkansas 72956, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting. For the 2018 Annual Meeting, stockholder recommendations must be received by us no earlier than January 10, 2018 and no later than February 9, 2018. In addition, pursuant to our bylaws, any recommendation of a director submitted by a stockholder must include the following information:

●	the proposed nominee’s name, age, business address and residence address;

●	the proposed nominee’s principal occupation or employment;

●

the class and number of shares of our stock owned beneficially or of record by the proposed nominee and his or her affiliates and additional information concerning nature of ownership and any risk mitigation arrangements;

●	such other information as is required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Exchange Act;

●	the nominating stockholder’s (and any beneficial holder’s) name and record address;

●

the class and number of shares of our stock owned beneficially or of record by the nominating stockholder and his, her or its affiliates, and any beneficial owner and additional information concerning nature of ownership and any risk mitigation arrangements;

●

a description of any agreements, arrangements or understandings between the nominating stockholder and the nominee pursuant to which the nomination is being made, and any material interest of the nominating stockholder in the nomination;

●	a representation that the nominating stockholder intends to appear in person or by proxy at the annual meeting to nominate the nominee; and

●	any other information required by Regulation 14A.

Technology Committee

In May 2016, the Board formed a Technology Committee. The Technology Committee is responsible for assisting with the identification and implementation of new technology in our Trucking and USAT Logistics divisions, as well as overseeing our technology and cyber opportunities and risks. The Technology Committee’s responsibilities also include reviewing technology planning, strategy, trends, priorities and disaster preparedness, as well as overseeing our cybersecurity program and effective protection of our intellectual property.

The Board has adopted a written charter for the Technology Committee, which sets forth the purpose and responsibilities of the Technology Committee in greater detail. A copy of the Technology committee’s charter, as of March 8, 2017, is available at our website, http://usa-truck.com, under the “Corporate Governance” tab of the “Investor Relations” menu.

The Technology Committee met three times during 2016. The Technology Committee is comprised of Barbara J. Faulkenberry (Chairwoman), M. Susan Chambers and Thomas M. Glaser. Prior to his retirement, William H. Hanna also served on the Technology Committee during 2016.

Executive Committee

During 2016, the Board had a standing Executive Committee comprised of our non-employee directors. The Executive Committee did not meet in 2016.

Criteria and Diversity

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee will apply criteria, including the candidate’s integrity, business acumen, age, experience, commitment, diligence, conflicts of interest and the ability to act in the interests of all stockholders. In addition, no non-employee director nominee should serve as a director of more than four public companies, including the Company, and no director nominee who is also the CEO of the Company should serve as a director of more than one public company, excluding the Company. Please see Exhibit A to the Nominating and Corporate Governance Committee charter for additional details regarding criteria for our director nominees.

The value of diversity on the Board will be considered by the Nominating and Corporate Governance Committee in the director identification and nomination process. The two most recent additions to our Board, other than our President and CEO in January 2017, are women. The Nominating and Corporate Governance Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. We assess the effectiveness of our policies and practices on Board diversity in connection with assessing the effectiveness of our Board as a whole. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

In order to be considered by the Board, any candidate proposed by one or more stockholders will be required to submit appropriate biographical and other information equivalent to that required of all other director candidates.

Additional Corporate Governance Policies

We are committed to having sound corporate governance principles, which are essential to maintaining our integrity in the marketplace.  The Board has adopted additional guidelines for membership on the Board, including:

●	Retirement Policy: no person will be appointed or stand for election as a director after his or her seventy-fifth birthday, unless waived by a majority vote of the Board.

●

Majority Vote Policy: a director who is subject to an uncontested election at any stockholder meeting shall promptly tender his or her resignation for consideration by the Nominating and Corporate Governance Committee if such director receives a greater number of votes “withheld” from or voted “against” his or her election than are voted “for” such election, excluding abstentions.

●

Change in Principal Occupation Policy: a non-employee director must submit his or her resignation to the Nominating and Corporate Governance Committee if such director’s principal occupation or business association changes substantially during his or her tenure as a director, so that the Nominating and Corporate Governance Committee can consider the appropriateness of continued Board membership under the circumstances.

●

Outside Board Membership Policy: Board members must advise the Nominating and Corporate Governance Committee before accepting membership on other public boards of directors, any public audit committee or other significant committee assignment, and before establishing other significant relationships with businesses, institutions, governmental units or regulatory entities, particularly those that may result in significant time commitments, a change in the director’s relationship to the Company, or a conflict of interest.

●

Director Overboarding: No non-employee director nominee should serve as a director of more than four public companies, including the Company, and no director nominee who is also the CEO of the Company should serve as a director of more than one public company, excluding the Company.

The Board has also directed that the Nominating and Corporate Governance Committee be responsible for administering these guidelines and reporting to the Board no less than annually regarding compliance with these guidelines. Please see Exhibit B to the Nominating and Corporate Governance Committee charter for additional details regarding the foregoing guidelines.

Over the past year, the Board has reviewed our corporate governance policies and practices to identify areas of improvement. To supplement our policies regarding board membership discussed above and our inclusion of double trigger change-in-control provisions in equity awards granted after July 2016, the Board proactively adopted (i) in November 2016, the USA Truck, Inc. Recoupment Policy (the “Clawback Policy”) and the USA Truck, Inc. Executive and Director Stock Ownership, Retention and Anti-Hedging and Pledging Policy (the “Stock Ownership and Anti-Hedging and Pledging Policy”) and (ii) in March 2017, amendments to our bylaws to implement proxy access for director nominees (“Proxy Access”).

●	Clawback Policy:
o

in the event of a material financial restatement or the imposition of a material financial penalty after the effective date of the Clawback Policy, we will require, to the fullest extent permitted by applicable law, that an employee who was subject to the reporting requirements of Section 16 of the Exchange Act forfeit or reimburse us for any incentive-based compensation (including cash- and equity-based incentive compensation) paid or granted to such employee at any time during the performance period relating to the applicable incentive-based compensation, in the sole and absolute discretion of the Board, as further provided in the Clawback Policy; and

	o	there is a look-back period of three completed fiscal years immediately preceding the date on which the Company is required to prepare a material financial restatement.

●	Stock Ownership and Anti-Hedging and Pledging Policy:
o

our executive officers (including our CEO, CFO and other Named Executive Officers (as defined herein)) and non-employee directors are required to build certain stock ownership over time through equity grants, expressed as multiples of annual base salary or cash retainer for Board service, as applicable;

o

such individuals are required to retain post-tax shares from each award on exercise, vesting or earn-out, until such individual complies with the stock ownership levels required by the Stock Ownership and Anti-Hedging and Pledging Policy; and

o

hedging transactions in our Common Stock are prohibited (including, but not limited to, short-selling, options, puts and calls, as well as derivatives such as swaps, forwards and futures), and pledging our Common Stock as collateral for loans or purchasing our Common Stock on margin is also prohibited.

●	Proxy Access:
o

eligible stockholders with an ownership threshold of 3% who have held their shares for at least three years and who otherwise meet the requirements set forth in our bylaws may have their nominees, consisting of the greater of 25% or two nominees to our Board, included in our proxy materials;

	o	unlimited aggregation by stockholders to reach the 3% ownership threshold; and

	o	notice of nominations must be received not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of stockholders.

Other Board and Corporate Governance Matters

We are committed to conducting our business in accordance with the highest ethical standards. As part of that commitment, the Board has adopted a Code of Business Conduct and Ethics (“Code of Ethics”) applicable to all directors, officers and employees, which sets forth the conduct and ethics expected of all our affiliates and employees, a copy of which is available at our website, http://www.usa-truck.com, under the “Corporate Governance” tab of the “Investor Relations” menu. In addition, any amendments to, or waivers of, any provision of the Code of Ethics that apply to our principal executive, financial and accounting officers or persons performing similar functions, will be posted at that same location on our website. The Nominating and Corporate Governance Committee is responsible for, in part, recommending to the full Board corporate governance guidelines applicable to us and leading the Board in its annual review of the Board’s performance.

We adopted a Policy Statement and Procedures for Reporting of Violations and Complaints (“Whistleblower Policy”), a copy of which is available at our website, http://www.usa-truck.com, under the “Corporate Governance” tab of the “Investor Relations” menu. The Whistleblower Policy is intended to create a workplace environment that encourages open and honest communication and to hold the Company and our personnel, including senior management, accountable for adhering to our ethical standards. The Whistleblower Policy establishes procedures for any person to report violations, by us or any of our personnel, of our Code of Ethics or any laws, rules or regulations without fear of retaliation. The Whistleblower Policy also contains special procedures for submission, by employees, of confidential, anonymous complaints involving our accounting practices and internal accounting controls.

We also adopted a Shareholder Communications with Directors Policy, which describes the manner in which stockholders can send communications to the Board and sets forth our policy regarding Board members’ attendance at Annual Meetings. This Policy is available at our website, http://www.usa-truck.com under the “Corporate Governance” tab of the “Investor Relations” menu.

EXECUTIVE OFFICERS

The names and other biographical data for our current executive officers (other than Mr. Reed) are set forth below. Biographical information for Mr. Reed is set forth under the heading “Continuing Directors – Class II Directors” above.

James A. Craig. Mr. Craig, 57, has served as our Executive Vice President – Chief Commercial Officer and President – USAT Logistics since January 2017. Prior to that, he served as our President – USAT Logistics since February 2016. Previously, Mr. Craig served as Chief Marketing Officer of BNSF Logistics, LLC, a global logistics service provider, from 2012 to 2016. From 1993 to 2011, Mr. Craig held a series of executive positions, including Senior Vice President, Corporate Sales and Marketing, for Yusen Logistics, a global logistics, freight, forwarding and supply chain service provider. Mr. Craig holds a Bachelor of Business Administration in Marketing from Western Washington University.

Troy A. Robertson. Mr. Robertson, 43, has served as our Vice President and General Counsel since October 2015. Mr. Robertson manages all legal affairs of the Company and has oversight responsibility for Risk Management. Prior to joining the Company, Mr. Robertson held various leadership positions, ultimately serving as Chief Counsel of Con-way Truckload.  He joined Contract Freighters, Inc. (“CFI”) in 2000 as a Management Trainee, and during his tenure there held leadership positions in Marketing Resources, Risk Management, Employee Benefits and Safety/Claims.  He was named General Counsel of CFI in 2006 and remained Chief Counsel for the remainder of his tenure with CFI’s successor company, Con-way Truckload Inc., following Con-way’s acquisition of CFI.   Prior to CFI, Mr. Robertson was with Yellow Freight System.

Joseph M. Kaiser. Mr. Kaiser, 40, has served as our Vice President and Chief Accounting Officer since February 2016 and as our Principal Financial Officer (“PFO”) since January 2017. Mr. Kaiser has also served as our PFO from August 2016 through November 2016. Mr. Kaiser previously served as our Vice President and Corporate Controller from July 2014 to February 2016. Prior to joining the Company, Mr. Kaiser served in a number of leadership positions at Swift Transportation Company, a publicly traded truckload carrier, from March 2012 through July 2014, ultimately serving as Director of Financial Reporting.  Mr. Kaiser served as Corporate Accounting Manager of American Land Lease, Inc., a real estate investment trust that owned and managed residential land lease communities, from 2010 through March 2012.  Mr. Kaiser served in various audit capacities at Deloitte & Touche LLP from 2007 to 2010, for both public and privately held companies. Mr. Kaiser is a certified public accountant.

All of our executive officers are appointed annually by the Board for such term as may be prescribed by the Board and until such person’s successor shall have been appointed and shall qualify, or until such person’s death, resignation, or removal in the manner provided under our bylaws. None of the corporations or organizations referenced in the executive biographies above is a parent, subsidiary, or other affiliate of the Company unless otherwise noted.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms and amendments thereto, we believe that none of our officers, directors, and greater than 10% beneficial owners failed to file on a timely basis the reports required by Section 16(a), with the exception one inadvertent late report regarding an award of restricted stock for Mr. Tewari, and one inadvertent late report in connection with Mrs. Chambers’ appointment to the Board.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this section, we explain to our stockholders how our executive compensation programs, policies and decisions are formulated, applied and operated with respect to our Named Executive Officers (as designated below). We also discuss and analyze our executive compensation programs, including each component of compensation awarded under the programs, and the corresponding compensation amounts for each Named Executive Officer.

This section should be read in conjunction with the sections entitled “Executive Compensation – Summary Compensation Table” (and related tabular and narrative discussions) and “Corporate Governance – The Board of Directors and its Committees – Committees of the Board of Directors – Executive Compensation Committee” contained in this Proxy Statement. As noted in that section, our Executive Compensation Committee, which is comprised only of directors who satisfy applicable SEC and NASDAQ independence requirements and the “outside director” requirements under Section 162(m) of the Code, oversees and administers our executive compensation policies and practices.

Key Executive Compensation Program Changes

During 2016, the Company adopted the following practices and policies with respect to our executive compensation programs:

●

inclusion of a double trigger provision in equity awards granted after July 2016, which provides for the payment, or acceleration of payment, of compensation following a change-in-control only when the recipient is terminated without “cause” or is subject to a “constructive termination” during the twelve months following a change-in-control;

●

adoption of a Clawback Policy, which allows us to recoup incentive-based compensation (including cash- and equity-based incentive compensation) paid or granted to an employee prior to a material financial restatement or the imposition of a material financial penalty, subject to certain limitations, as further provided in our Clawback Policy; and

●

adoption of a Stock Ownership and Anti-Hedging and Pledging Policy, which, among other things, (i) requires our executive officers and non-employee directors to build certain stock ownership over time through equity grants, expressed as multiples of annual base salary or cash retainer for Board service, as applicable, (ii) requires such individuals to retain post-tax shares from each award on exercise, vesting or earn-out, until such individual complies with the stock ownership levels required by the Stock Ownership and Anti-Hedging and Pledging Policy and (iii) prohibits hedging transactions in our Common Stock and pledging our Common Stock as collateral for loans or purchasing our Common Stock on margin, all as further provided in our Stock Ownership and Anti-Hedging and Pledging Policy.

In addition to the foregoing, the proposed First Amendment to the Incentive Plan would disallow the following with respect to awards under the Incentive Plan:

●	tax gross-ups of any kind;

●	payment of dividends on unvested awards; and

●	vesting periods of less than twelve months.

Overview

Our Executive Compensation Committee is responsible for decisions regarding the compensation of our Named Executive Officers, and for ensuring that those decisions are consistent with our compensation philosophy and objectives. Our compensation policies and practices relating to the compensation of the officers listed in the table below, who are sometimes collectively referred to as the “Named Executive Officers,” are explained in more detail below. For 2016, our Named Executive Officers were:

Named Executive Officer	Title
John R. Rogers	Former President and Chief Executive Officer(1)
James D. Reed	Executive Vice President and Chief Financial Officer(2)
Joseph M. Kaiser	Vice President and Chief Accounting Officer(3)
James A. Craig	Executive Vice President, Chief Commercial Officer and President – USAT Logistics(4)
Troy A. Robertson	Vice President and General Counsel
Thomas M. Glaser	Former President and Chief Executive Officer(5)
Michael K. Borrows	Former Executive Vice President and Chief Financial Officer(6)
N. Martin Tewari	Former President – Trucking(7)

(1)	Mr. Rogers held this position from January 2016 to January 2017.

(2)	Beginning in January 2017, Mr. Reed assumed the role of President and Chief Executive Officer.

(3)	Mr. Kaiser also served as our Principal Financial Officer from August 2016 to November 2016 and from January 2017 to present.

(4)	Beginning in January 2017, Mr. Craig assumed the role of Executive Vice President and Chief Commercial Officer in addition to his role as President – USAT Logistics.

(5)	Mr. Glaser held this position from July 2015 to January 2016.

(6)	Mr. Borrows held this position from September 2014 to May 2016.

(7)	Mr. Tewari held this position from September 2015 to March 2017.

Philosophy and Objectives

Objective	How Achieved
Align compensation with our business objectives and the interests of our stockholders

A majority of performance-based cash and equity compensation is dependent upon achievement of corporate and individual goals

Caps on cash awards are built into our plan design

The equity compensation component, which recently has consisted of restricted stock with performance-based and time-based vesting requirements, is designed to align our management compensation with longer-term increases in stockholder value and expose the holder to the risk of downward stock prices and volatility

Balance short-term and long-term goals for performance-based compensation

The Board adopted a clawback policy that requires certain executive officers to forfeit or reimburse us for any performance-based compensation in the event of a material financial restatement or the imposition of material financial penalty

Encourage and reward high levels of performance

Balance the mix of fixed and performance-based compensation, with the performance-based compensation encouraging high levels of performance

The Committee determined that increasing the weighting of the Company goals to 100% in 2017 from 70% in 2016 for Mr. Craig, and to 80% in 2017 from 70% in 2016 for Messrs. Robertson and Kaiser, further incentivizes alignment with consolidated performance

Mitigate potential risk relating to short-term incentives

Balance the mix of fixed and performance-based compensation without overweighting annual cash incentives, which may encourage strategies and risks that may not correlate with our long-term best interests

Mitigate potential risks through caps on cash awards, which are built into our plan design

Recognize and reward the achievement of corporate and individual goals	A majority of performance-based cash and equity compensation is dependent upon achievement of corporate and individual goals, as described below
Attract and retain executive officers who contribute to our long-term success

We, with input from our independent compensation consultant, review publicly available data regarding all elements of compensation paid by trucking companies with similar size or operations to ensure we are competitive, as described below

Attract qualified candidates with cash signing incentives and encourage retention with time- and performance-based equity incentives

Emphasize equity-based compensation that is linked to achievement of specified performance goals, and which is also subject to multi-year vesting requirements to promote long-term ownership

Procedures for Determining Compensation

The Executive Compensation Committee is responsible for making and approving changes in the total compensation of our Named Executive Officers, including the mix of compensation elements. In making decisions regarding the compensation of our Named Executive Officers, the Executive Compensation Committee evaluates our performance as well as the performance of individual executive officers. The Executive Compensation Committee recognizes the need for our executive compensation structure to be competitive and to aid in the recruitment and retention of key executives. In addition, our executive compensation needs to reflect the continued focus of the new management team that is critical to the successful execution of our operating plans.

In making decisions regarding total compensation, the Executive Compensation Committee considers whether the total compensation is:

●	fair and reasonable to us and to the Named Executive Officer;

●	internally appropriate based upon our culture and the compensation of our other employees;

●	within a reasonable range of the compensation afforded by other opportunities; and

●	comparable to market with respect to base salary, target bonus, long-term incentive grant value and total compensation.

The Executive Compensation Committee also bases its decisions regarding compensation upon its assessment of the Named Executive Officer’s leadership, integrity, individual performance, years of experience, skill set, level of commitment and responsibility required in the position, contributions to our financial performance, creation of stockholder value and current and past compensation. In determining the mix of compensation elements, the Executive Compensation Committee considers the effect of each element in relation to total compensation. The Executive Compensation Committee specifically considers whether each particular element provides an appropriate incentive and reward for performance that may enhance long-term stockholder value. In determining whether to increase or decrease an element of compensation, we rely upon the business experience of the members of the Executive Compensation Committee, the Executive Compensation Committee’s general understanding of compensation levels at public companies, the historical compensation levels of our Named Executive Officers and, with respect to Named Executive Officers other than the CEO, we consider the recommendations of the CEO. In determining compensation, the Executive Compensation Committee also considers the advice of the independent compensation consultant it engaged in 2013, CSI. The Executive Compensation Committee does not typically consider amounts that may be realized by our executive officers from prior compensation awards, such as appreciation in the value of stock previously acquired pursuant to restricted stock or other equity-based awards, when making decisions regarding current compensation.

The Executive Compensation Committee has the authority under its charter to engage the services of outside consultants for assistance. In addition to the considerations discussed above, the Executive Compensation Committee also considers the advice and recommendations of CSI, which has provided analysis and recommendations that inform the Executive Compensation Committee’s decisions, including the following services with respect to compensation decisions since CSI’s engagement:

●	attendance at meetings of the Executive Compensation Committee, as requested by the Executive Compensation Committee;

●	advice on market trends, regulatory issues and developments and how they may impact our executive and director compensation programs;

●	review of compensation strategy and executive and director compensation programs for alignment with our strategic business objectives;

●	advice on the design of executive and director compensation programs to ensure the linkage between pay and performance;

●	market data analyses;

●	advice to the Executive Compensation Committee and the Board on setting compensation for executive officers and directors; and

●	such other activities as requested by the Executive Compensation Committee.

Benchmarking Compensation

In 2016, the Executive Compensation Committee did not adopt a peer group or formally benchmark salary or total executive compensation against the executive compensation of any other particular company or competitive group of companies. Since its engagement in 2013, CSI has provided our Executive Compensation Committee its perspective on how our form and level of executive compensation compares to general market pay levels.

Elements

Our compensation program consists of two major elements, fixed and performance-based compensation. In 2016, total compensation for executive officers, including the Named Executive Officers, consisted of one or more of the following components:

●	base salary;

●	performance-based annual cash bonus;

●	equity incentive awards;

●	other compensation; and

●	employee benefits, which are generally available to all of our team members.

A discussion of each element follows.

Base Salary

We set base salaries to:

●	reward executives for ongoing performance;

●	attract, motivate and retain highly qualified executives; and

●	provide our executive officers with stability that allows our executives to focus their attention and efforts on creating stockholder value and on our other business objectives.

In determining base salaries, we consider the quality and effectiveness of the executive’s leadership, scope of responsibilities, past performance and future potential of providing value to our stockholders, the executive’s current salary, qualifications and experience, including, but not limited to, the executive’s industry knowledge and the executive’s length of service with us. The Executive Compensation Committee sets base salaries at a level that allows us to pay a significant portion of an executive’s total compensation in the form of performance-based compensation, including annual cash bonuses and short- and long-term equity incentives. We believe this mix of compensation helps us incentivize our executives to build stockholder value over the long-term. We consider adjustments to base salaries annually to reflect the foregoing factors. We do not apply a specific weighting to each of such factors, nor do we apply formal benchmarking to similarly situated executives of other comparable companies.

Performance-Based Compensation

Our Incentive Plan is a broad-based plan under which we grant cash and equity performance-based compensation. We use performance-based compensation to, among other things:

●	provide annual incentives to executive officers in a manner designed to reinforce our performance goals;

●	attract, motivate and retain qualified executive officers by providing them with long-term incentives; and

●	align our executive officers’ and our stockholders’ long-term interests by creating a strong, direct link between executive compensation and stockholder return.

Awards under the Incentive Plan may be paid in cash, shares of our Common Stock, a combination of cash and shares of our Common Stock, or in any other permissible form, as determined by our Executive Compensation Committee. All equity awards granted under the Incentive Plan are evidenced by an award notice that specifies the type of award granted, the number of shares of our Common Stock underlying the award, if applicable, and all terms governing the award. Payment of awards may include such terms, conditions, restrictions and limitations, if any, as the Executive Compensation Committee deems appropriate, including, in the case of awards paid in shares of our Common Stock, provisions regarding the forfeiture of such shares under certain circumstances, stock ownership and holding requirements, and clawback provisions. The Incentive Plan authorizes the grant of stock options, stock appreciation rights, stock awards, restricted stock units, performance units, performance awards and any other form of award established by the Executive Compensation Committee that is consistent with the Incentive Plan’s purpose, or any combination of the foregoing.

Performance-Based Annual Cash Bonus

We use performance-based annual cash bonuses to, among other things:

●	reward our executive officers for high levels of achievement;

●	incentivize our executive officers to increase stockholder value; and

●	emphasize our short-term corporate and individual goals.

In March 2016, pursuant to the Incentive Plan, the Executive Compensation Committee approved a management bonus plan (the “2016 Management Bonus Plan”) for our senior management, including certain of our Named Executive Officers. The 2016 Management Bonus Plan was administered by the Executive Compensation Committee, which made all decisions regarding the 2016 Management Bonus Plan participants and awards. Under the 2016 Management Bonus Plan, and consistent with the objectives of the Incentive Plan, the 2016 Management Bonus Plan participants (including certain of our Named Executive Officers) were eligible to receive incremental cash bonuses upon achievement of certain levels of 2016 USAT Logistics net revenue, adjusted Trucking operating ratio and return on invested capital (“ROIC”) (collectively, the “2016 Company Goals”) and, for Named Executive Officers other than our CEO, certain individual goals. The Executive Compensation Committee selected the 2016 Company Goals to incentivize growth of our asset-light operations and improvement in our Trucking operating ratio and ROIC. Any cash incentives payable would be prorated for results falling between the minimum and target and between the target and maximum payment goals. The Executive Compensation Committee reviewed the 2016 Company Goals and our 2016 year-end results and, based upon such review, determined that none of the 2016 Company Goals had been achieved at or above minimum. Accordingly, no cash payments were awarded to our Named Executive Officers in respect of the 2016 Company Goals under the 2016 Management Bonus Plan. For further details regarding the 2016 Management Bonus Plan bonuses awarded to our Named Executive Officers in respect of achievement of individual goals, see “Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers.”

Equity Compensation

We use equity compensation to, among other things:

●	reward our executive officers for achievement of our short-term and long-term corporate goals through performance-based equity awards;

●	incentivize building stockholder value over the long-term through performance-based equity awards; and

●	encourage retention with time-vested equity awards.

The Incentive Plan allows the Executive Compensation Committee to link compensation to performance over a period of time by using equity-based awards (which often value long-term prospects), requiring holding periods for equity grants, and granting awards that have multi-year performance and vesting schedules. Awards with multi-year performance and vesting schedules, such as restricted stock grants, provide balance to the other elements of our compensation program that otherwise link compensation to annual performance. Such awards create incentive for executive officers to increase stockholder value over an extended period of time because the value received from such awards is based on the growth of the stock price. The proposed First Amendment to the Incentive Plan would prohibit awards from vesting in less than twelve months. Thus, we believe equity-based awards under our Incentive Plan are an effective means of aligning the interests of our executive officers with those of our stockholders.

In determining our long-term performance-based compensation, the Executive Compensation Committee evaluates which equity award vehicles achieve the desired balance between providing appropriate long-term performance-based compensation and creating long-term stockholder value. The Executive Compensation Committee considers several factors when determining long-term incentive awards to be granted to our executive officers, including:

●	how the achievement of certain performance goals will help us execute our operating plans, improve our financial and operating performance and add long-term value to our stockholders;

●	the executive officer’s position, scope of responsibility, ability to affect our financial and operating performance, ability to create stockholder value and historic and recent performance;

●	the recommendations of CSI, our independent compensation consultant;

●	the impact of awards on executive retention;

●	awards granted to similarly situated executives; and

●	for executive officers other than our CEO, the recommendations of our CEO.

Please refer to “Executive Compensation – Summary Compensation Table” and “Executive Compensation – Grants of Plan-Based Awards Table” for further details regarding long-term incentives awarded to our Named Executive Officers.

In March 2016, pursuant to the Incentive Plan, the Executive Compensation Committee approved the 2016 STIP and 2016 LTIP, under which certain of our Named Executive Officers received short-term and long-term equity awards, respectively. The restricted shares of Common Stock granted pursuant to the 2016 STIP were eligible to be earned on the date the Executive Compensation Committee certified 2016 performance results (the “2016 STIP Determination Date”), with (i) 50% of the restricted shares earned upon continued employment through the 2016 STIP Determination Date and (ii) the opportunity to earn (a) an additional 25% (for a total of 75%) of the restricted shares if two of the 2016 Company Goals were achieved at or above the target level or (b) an additional 50% (for a total of 100%) of the restricted shares if all three of the 2016 Company Goals were achieved at or above the target level, with any restricted shares earned subject to additional time-based vesting in four equal annual increments through January 31, 2020.

The Executive Compensation Committee reviewed the 2016 Company Goals and our 2016 year-end results and, based upon such review, determined that none of the 2016 Company Goals had been achieved at or above minimum. Accordingly, the portion of the grant (50%) that could be earned based upon achievement of the 2016 Company Goals were forfeited and the portion of the grant earned upon continuous employment (50%) will vest in equal installments over the next four years.

The restricted shares of Common Stock granted pursuant to the 2016 LTIP are subject to vesting upon achievement of certain levels of ROIC over the three-year performance period ending December 31, 2018. The equity bonuses awarded in 2016 to our Named Executive Officers are disclosed in “Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers – Executive Compensation – Summary Compensation Table.”

Mix of Fixed and Performance-Based Compensation

The following chart shows target, realizable and realized compensation for Mr. Rogers for 2016 and depicts how our compensation design aligns pay with corporate performance.

The following chart shows target, realizable and realized compensation for Messrs. Craig, Tewari, Kaiser and Robertson for 2016 and depicts how our compensation design aligns pay with corporate performance.

The chart above omits Mr. Reed, as he was hired in the fourth quarter of 2016, and is first eligible to earn performance-based cash and equity awards in 2017.

Target, realizable and realized compensation in each chart above includes salary, bonus and all other compensation as disclosed under the same headings in the Summary Compensation Table. Target compensation also includes:

●	the value of performance-based stock awards granted during 2016 at target (using the closing price on the grant date);

●	the value of time-based stock awards granted during 2016 (using the closing price on the grant date); and

●	performance-based cash incentive awards at target under the 2016 Management Bonus Plan.

Realizable compensation also includes:

●

for performance-based stock awards granted during 2016 with a performance period ending during 2016, including the performance-based portion of the 2016 STIP, the value of such stock awards less shares forfeited due to failure to meet performance criteria for 2016 (using the closing price on December 30, 2016, the last trading day of the fiscal year);

●

for performance-based stock awards granted during 2016 with a performance period ending after 2016, including the 2016 LTIP, the value of such stock awards at target (using the closing price on December 30, 2016, the last trading day of the fiscal year);

●	the value of time-based stock awards granted during 2016 (using the closing price on December 30, 2016, the last trading day of the fiscal year);

●	performance-based cash incentive awards earned under the 2016 Management Bonus Plan.

Realized compensation also includes:

●	the value of performance-based stock awards vesting during 2016 (using the closing price on the vesting date);

●	the value of time-based stock awards vesting during 2016 (using the closing price on the vesting date); and

●	performance-based cash incentive awards earned under the 2016 Management Bonus Plan.

Other Elements of Compensation

Severance and Change-in-Control Benefits

Certain of our Named Executive Officers, including Messrs. Reed, Craig, Robertson and Kaiser, have substantially identical Change-in-Control/Severance Agreements (each, a “Severance Agreement”) with the Company. Messrs. Rogers, Borrows and Tewari were also party to Severance Agreements prior to their respective separations from the Company. Under the Severance Agreements, the participant is entitled to certain severance benefits if (i) we terminate the participant’s employment without “cause” (as defined in the Severance Agreement) other than in connection with or following a “change-in-control” (as defined in the Severance Agreement) (the “Severance Benefit”) or (ii) in the event of and for the twelve-month period following a “change-in-control,” we or our successor terminate the participant’s employment without “cause” or the participant is subject to a “constructive termination” (as defined in the Severance Agreement) (the “Change-in-Control Benefit”). The Severance Benefit and the Change-in-Control Benefit are mutually exclusive and the participant would not be entitled to both benefits. Eligibility for the payment of the Severance Benefit is subject to execution by the recipient of a general release of claims against us and ongoing compliance with certain restrictive covenants.

With respect to the Severance Benefit, participants would be entitled to benefits as follows in the event a qualifying termination had occurred as of December 31, 2016:

Named Executive Officer	Salary Continuation	Lump Sum Short- Term Incentive Cash Compensation	COBRA Reimbursement	Relocation Services Benefit	Total Aggregate Payments if Termination Occurred as of December 31, 2016
Mr. Rogers	12 months	At target for the year of termination	--	--	$765,000
Mr. Reed	12 months	At target for the year of termination(1)	--	--	$300,000
Mr. Kaiser	12 months	At target for the year of termination	--	--	$286,650
Mr. Craig	12 months	At target for the year of termination(1)	--	--	$480,000
Mr. Robertson	12 months	At target for the year of termination	--	--	$266,500
Mr. Tewari	12 months	At target for the year of termination	--	--	$480,000

(1)

The Severance Benefit with respect to short-term cash compensation was amended in January 2017 so that it is payable if and to the extent earned and prorated for the time employed prior to the termination.

With respect to the Change-in-Control Benefit, participants would be entitled to benefits as follows in the event a qualifying termination had occurred as of December 31, 2016:

Named Executive Officer	Lump Sum Severance Payment as Percentage of Base Salary	Lump Sum Short- Term Incentive Cash Compensation	COBRA Reimbursement	Relocation Services Benefit	Total Aggregate Payments if Termination Occurred as of December 31, 2016(1)
Mr. Rogers	150%	150% of target for the year of termination	18 months	$50,000	$1,197,500
Mr. Reed	150%	150% of target for the year of termination	18 months	$50,000	$500,000
Mr. Kaiser	150%	150% of target for the year of termination	18 months	$30,000	$459,975
Mr. Craig	150%	150% of target for the year of termination	18 months	--	$720,000
Mr. Robertson	150%	150% of target for the year of termination	18 months	$25,000	$424,750
Mr. Tewari	150%	150% of target for the year of termination	18 months	$50,000	$770,000

(1)	Does not include the value of the continued medical coverage.

Effective May 19, 2016, Mr. Borrows resigned from his position with the Company, effective January 28, 2017, Mr. Rogers resigned from his position with the Company and effective March 13, 2017, Mr. Tewari resigned from his position with the Company. Messrs. Borrows and Rogers subsequently received certain benefits in lieu of those provided by his respective Severance Agreement. See “Executive Compensation – Compensation Discussion and Analysis – Separation Agreements” for additional details.

The Severance Agreements do not provide for a gross-up payment to any of the participants to offset any excise taxes that may be imposed on excess parachute payments under Section 4999 of the Code. Instead, under the Severance Agreements, if such excise taxes would be imposed, the executive will either receive all of the benefits to which he is entitled under the agreement, subject to the excise tax, or have his benefits under the agreement reduced to a level at which the excise tax will not apply, depending upon which approach would provide the executive with the greater net after-tax benefit.

Awards granted to recipients, including our Named Executive Officers, after July 2016 include a double trigger provision, which provides for the payment, or acceleration of payment, of compensation following a change-in-control only when the recipient is terminated without “cause” or is subject to a “constructive termination” during the twelve months following a change-in-control. For awards granted to recipients prior to July 2016, under certain circumstances in which there is a change-in-control, certain unvested restricted stock grants may become immediately exercisable or subject to immediate vesting, respectively, upon the occurrence of such event, notwithstanding that such restricted shares may not otherwise have been fully exercisable or fully vested. The Executive Compensation Committee may provide for acceleration of vesting of individual awards in connection with any future awards.

The estimated value of restricted stock that would have vested for our Named Executive Officers as of December 31, 2016, under the acceleration scenarios described above are as follows:

Named Executive Officer	Value of Accelerated Restricted Stock(1)
Mr. Rogers	$644,662
Mr. Reed	$82,370
Mr. Kaiser	$94,469
Mr. Craig	$291,942
Mr. Robertson	$35,276
Mr. Tewari	$338,227

(1)

The value for the accelerated restricted stock was calculated by multiplying the closing price of our stock on December 30, 2016 ($8.71), the last trading day of the fiscal year, by the number of shares of accelerated restricted stock.

Employee Benefits

Our executive officers are eligible to participate in all of our employee benefit plans, such as our 401(k) plan, employee stock purchase plan and medical and dental plans, in each case, on the same basis as other employees. In addition, we also provide to our executive officers, including our Named Executive Officers, premium payments on life insurance policies, under which we are not the beneficiary.

Non-Qualified Deferred Compensation

We do not offer, and our Named Executive Officers did not participate in, any non-qualified deferred compensation programs during the year ended December 31, 2016.

Pension Benefits

We do not offer, and our Named Executive Officers did not participate in, any pension plan during the year ended December 31, 2016.

Separation Agreements

The following summarizes the compensation and separation agreement terms for Michael Borrows, former Executive Vice President and Chief Financial Officer, and the separation agreement with John R. Rogers, former President and Chief Executive Officer, who resigned after December 31, 2016. We did not enter into a separation agreement with N. Martin Tewari, former President – Trucking, who resigned after December 31, 2016, and do not have any severance obligations payable to Mr. Tewari.

Michael Borrows served as our Executive Vice President and Chief Financial Officer from September 2014 to May 2016. Mr. Borrows’ base salary for 2016 was $300,000. Mr. Borrows received salary payments at this rate through May 19, 2016 (the “Borrows Separation Date”). During his employment, we also provided Mr. Borrows with medical and dental insurance and paid $1,000 in premium payments on a life insurance policy, prorated for period of employment, under which we were not the beneficiary.

In January 2016, the Executive Compensation Committee approved Mr. Borrows’ participation in the 2016 Management Bonus Plan, as follows: (i) a cash bonus of up to 100% of base salary for 2016 with a target of 60% of base salary, subject to achievement of performance goals under the 2016 Management Bonus Plan, (ii) a grant of 8,721 restricted shares, with vesting subject to the 2016 Short-Term Incentive Plan (the “2016 STIP”) and (iii) a grant of 21,802 restricted shares, with vesting subject to the 2016 Long-Term Incentive Plan (the “2016 LTIP”).

In April 2016, the Executive Compensation Committee granted Mr. Borrows (i) a time-based grant of 16,611 restricted shares, vesting in four equal annual installments, beginning on April 26, 2017, subject to continued employment and certain other forfeiture provisions and (ii) a performance-based grant of 10,000 restricted shares, with vesting conditioned upon the closing price of the Company’s Common Stock being $50.00 per share or higher on five of the twenty trading days immediately preceding January 14, 2019, with prorated vesting (between 50% and 100%) if the closing price of the Company’s Common Stock is greater than $45.00 and less than $50.00 during such twenty-day period, subject to certain continued employment and other forfeiture and acceleration provisions.

On May 19, 2016, the Company entered into a separation agreement (the “Borrows Separation Agreement”) with Mr. Borrows. The benefits provided to Mr. Borrows under the Borrows Separation Agreement are substantially consistent with benefits Mr. Borrows would have been entitled to receive under his previously disclosed Executive Severance and Change-in-Control Agreement, dated July 29, 2015, if the Company had terminated his employment without Cause (as defined therein). Pursuant to the Borrows Separation Agreement: (i) Mr. Borrows’ separation was effective on the Borrows Separation Date, (ii) Mr. Borrows will receive severance pay in the form of salary continuation payments equal to his then-current base salary ($300,000 per year) for a period of eighteen months following the Borrows Separation Date, subject to ongoing compliance with certain non-competition, non-solicitation, non-disparagement and confidentiality covenants in favor of the Company and (iii) Mr. Borrows received a lump sum payment of $180,000, representing the target amount of short-term cash incentive compensation that would have been awarded to and earned by Mr. Borrows under the 2016 Management Bonus Plan, assuming all performance and other vesting criteria were satisfied at the target level for 2016. All outstanding equity awards held by Mr. Borrows on the Borrows Separation Date, including the restricted shares awarded to Mr. Borrows in January and April 2016, were forfeited upon his separation from the Company.

John R. Rogers served as our President and CEO from January 2016 to January 2017. Effective January 28, 2017 (the “Rogers Separation Date”), the Company entered into a separation agreement (the “Rogers Separation Agreement”) with Mr. Rogers. Pursuant to the Rogers Separation Agreement: (i) Mr. Rogers will receive severance pay in the form of salary continuation payments equal to his then-current base salary ($425,000 per year) for a period of twelve months following the Rogers Separation Date, subject to ongoing compliance with certain non-competition, non-solicitation, non-disparagement and confidentiality covenants in favor of the Company, (ii) Mr. Rogers received a lump sum separation payment of $120,000, (iii) Mr. Rogers received a lump sum payment of $30,000 for moving and transition expenses, and (iv) we paid Mr. Rogers immaterial amounts in respect of accrued but unused vacation time and COBRA continuation payments. All outstanding equity awards held by Mr. Rogers on the Rogers Separation Date were forfeited upon his separation from the Company. See “Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers” for details regarding Mr. Rogers’ 2016 compensation.

Compensation Paid to Our Named Executive Officers

President and Chief Executive Officer Compensation Structure

John R. Rogers served as our President and CEO from January 2016 to January 2017. In connection with his appointment as our President and CEO, the Executive Compensation Committee approved compensation for Mr. Rogers as follows:

●	base salary of $425,000;

●	a cash signing bonus of $150,000;

●	participation in the 2016 Management Bonus Plan, a more detailed description of which is provided below under the heading “2016 Management Bonus Plan”;

●	participation in the 2016 STIP, a more detailed description of which is provided below under the heading “2016 STIP”;

●	participation in the 2016 LTIP, a more detailed description of which is provided below under the heading “2016 LTIP”;

●

a grant of 21,802 restricted shares of Common Stock (representing $300,000 at the time of the grant), of which (i) 5,451 vested June 30, 2016, (ii) 5,451 vested on January 14, 2017 and (iii) the remaining 10,900 (which were forfeited upon Mr. Rogers’ separation from the Company) were scheduled to vest in two equal annual installments, beginning on the second anniversary of the grant date, subject to certain continued employment and other forfeiture and acceleration provisions;

●

a grant (which was forfeited upon Mr. Rogers’ separation from the Company) of 18,169 restricted shares of Common Stock (representing $250,000 at the time of the grant), with vesting conditioned upon the closing price of the Company’s Common Stock being $50.00 per share or higher on five of the twenty trading days immediately preceding the third anniversary of the grant date, with prorated vesting (between 50% and 100%) if the closing price of the Company’s Common Stock is greater than $45.00 and less than $50.00 during such twenty-day period, subject to certain continued employment and other forfeiture and acceleration provisions;

●	a relocation allowance of $60,000;

●	premium benefits in the amount of $1,000 on a life insurance policy for Mr. Rogers, under which we are not the beneficiary, or made cash payments in lieu thereof; and

●	participation in our 401(k) plan, employee stock purchase plan and medical and dental plans, in each case, on the same basis as other employees.

Effective January 28, 2017, the Company entered into a separation agreement with Mr. Rogers. See “Executive Compensation – Compensation Discussion and Analysis – Separation Agreements” for details regarding Mr. Rogers’ separation agreement.

Thomas M. Glaser, who has served on our Board since May 2014, assumed the role of President and CEO in July 2015 following health complications with our prior President and CEO, and served in that role until January 2016. In connection with his service as our President and CEO, the Executive Compensation Committee approved compensation for Mr. Glaser as follows:

●	base salary of $460,000, which Mr. Glaser received at this rate through January 13, 2016;

●

a one-time grant of 6,500 restricted shares, vesting in three equal annual installments, beginning on January 16, 2017, subject to continued service on the Board and certain other forfeiture and acceleration provisions;

●	premium benefits in the amount of $83 on a life insurance policy for Mr. Glaser, under which we are not the beneficiary, or made cash payments in lieu thereof; and

●	participation in our 401(k) plan, employee stock purchase plan and medical and dental plans, in each case, on the same basis as other employees.

In June 2014, Mr. Glaser signed an agreement with Baker Street Capital Management, LLC (“Baker Street”) and Stone House Capital Management, LLC (“Stone House”), each of which was at such time a stockholder of the Company, whereupon Mr. Glaser agreed to serve on the Board. Baker Street and Stone House also agreed to pay Mr. Glaser certain fees based upon appreciation the Company’s Common Stock after the occurrence of certain triggering events (the “Compensation Agreement”). In 2015, Mr. Glaser received $242,742 under such arrangement. On June 2, 2016, Stone House paid Mr. Glaser $58,534 in full satisfaction of any obligations of Stone House under the Compensation Agreement. The Company was not a party to the Compensation Agreement.

In 2016, including during his service as our President and CEO, Mr. Glaser continued to receive payment for services as a member of our Board. See “Executive Compensation – Director Compensation” and “Executive Compensation – Narrative to Director Compensation” for additional details.

Compensation of Our Other Named Executive Officers

Mr. Reed

In connection with his appointment as our Executive Vice President and Chief Financial Officer on November 1, 2016, the Executive Compensation Committee approved 2016 compensation for Mr. Reed as follows:

●	annualized base salary of $300,000, prorated for Mr. Reed’s partial year of employment;

●	a cash signing bonus of $100,000, half of which was paid upon residency in the Fort Smith/Van Buren, Arkansas area, and half of which was paid on March 31, 2017;

●

an equity grant of 18,915 restricted shares (representing $150,000 at the time of the grant), of which (i) 9,458 vested upon residency in the Fort Smith/Van Buren, Arkansas area and (ii) 9,457 are scheduled to vest on June 30, 2017, subject to certain continued employment and other forfeiture and acceleration provisions;

●	relocation expenses (which, including a gross-up for taxes, totaled $98,723);

●	reimbursement of customary realtor commissions payable upon the sale of Mr. Reed’s home and certain transition expenses (which, including a gross-up for taxes, totaled $58,759);

●	reimbursement of COBRA continuation payments (which totaled $6,212); and

●	participation in our 401(k) plan, employee stock purchase plan and medical and dental plans, in each case, on the same basis as other employees.

The restricted shares granted to Mr. Reed were an inducement grant under Nasdaq Listing Rule 5635(c)(4) and were granted outside the Company’s Incentive Plan as an inducement material to Mr. Reed’s acceptance of employment with the Company.

Mr. Kaiser

For his service as Vice President and Chief Accounting Officer, Mr. Kaiser received the following compensation and benefits in 2016:

●	annualized base salary of $220,500;

●	participation in the 2016 Management Bonus Plan, a more detailed description of which is provided below under the heading “2016 Management Bonus Plan”;

●

an equity grant of 8,400 restricted shares to vest in equal annual installments over four years, starting on August 3, 2017, subject to certain continued employment and other forfeiture and acceleration provisions;

●	cash in lieu of premium payments of $750 on a life insurance policy for Mr. Kaiser under which we are not the beneficiary; and

●	participation in our 401(k) plan, employee stock purchase plan and medical and dental plans, in each case, on the same basis as other employees.

In connection with his appointment as our PFO on August 3, 2016, the Executive Compensation Committee approved the following compensation for Mr. Kaiser in addition to the compensation described above:

●

$4,000 per month, starting on the Borrows Separation Date and ending on the date Mr. Kaiser’s service as PFO concluded, prorated for any partial months, which was paid monthly in accordance with the Company’s ordinary payroll practices (the “Additional Cash Compensation”), which totaled $22,673; and

●

$4,000 per month, starting on the Borrows Separation Date and ending on the date Mr. Kaiser’s service as PFO concluded, prorated for any partial months, which was paid in a lump sum following the conclusion of Mr. Kaiser’s service as PFO, which totaled $22,673.

In recognition of his duties in transitioning the PFO role to Mr. Reed, the Executive Compensation Committee approved the continuation of the Additional Cash Compensation through January 2017. See “Executive Compensation – Compensation Discussion and Analysis – Compensation Decisions with Respect to 2017.”

Mr. Craig

In connection with his appointment as our President – USAT Logistics on February 15, 2016, the Executive Compensation Committee approved 2016 compensation for Mr. Craig as follows:

●	annualized base salary of $300,000, prorated for Mr. Craig’s partial year of employment;

●	a cash signing bonus of $50,000;

●

an equity grant of 15,518 restricted shares (representing $250,000 at the time of the grant), with vesting conditioned upon achievement of capital adjusted operating income (“CAOI”) for USAT Logistics of at least $25,000,000 (the “Performance Period Goal”) or $22,500,000 (the “Incremental Performance Period Goal”), as applicable, with a measurement period from January 1, 2018 through December, 31, 2018 (the “Performance Period”) and an early performance period of any four consecutive quarters commencing with the fiscal quarter ended December 31, 2016 through the fiscal quarter ended September 30, 2018 (the “Early Performance Period”) with vesting as follows: (i) if the Performance Period Goal is met for an Early Performance Period, 7,759 restricted shares will vest and (a) if the Performance Period Goal is also met for the Performance Period, the remaining 7,759 restricted shares will vest or (b) if the Incremental Performance Period Goal is met for the Performance Period, the remaining 7,759 restricted shares will vest linearly based upon the level of achievement of the Incremental Performance Period Goal relative to the Performance Period Goal, (ii) if the Performance Period Goal is met for the Performance Period (and has not been previously met for an Early Performance Period) all 15,518 restricted shares will vest or (iii) if the Performance Period Goal is not met for the Performance Period, but the Incremental Performance Period Goal is met for the Performance Period, between 7,759 and 15,518 restricted shares will vest linearly based upon the level of achievement of the Incremental Performance Period Goal relative to the Performance Period Goal, subject to certain continued employment and other forfeiture and acceleration provisions.  As of the four fiscal quarters ended December 31, 2016, none of the restricted shares had vested. CAOI is the operating income for USAT Logistics, adjusted for certain severance and restructuring or other unusual or non-recurring items, less the cost of capital allocated to USAT Logistics in a business acquisition, applied to each business acquisition;

●	participation in the 2016 Management Bonus Plan, a more detailed description of which is provided below under the heading “2016 Management Bonus Plan”;

●	participation in the 2016 STIP, a more detailed description of which is provided below under the heading “2016 STIP”;

●	participation in the 2016 LTIP, a more detailed description of which is provided below under the heading “2016 LTIP”; and

●	participation in our 401(k) plan, employee stock purchase plan and medical and dental plans, in each case, on the same basis as other employees.

Mr. Robertson

For his service as Vice President and General Counsel, Mr. Robertson received the following compensation and benefits in 2016:

●	annualized base salary of $205,000;

●	participation in the 2016 Management Bonus Plan, a more detailed description of which is provided below under the heading “2016 Management Bonus Plan”;

●

an equity grant of 3,300 restricted shares to vest in equal installments over four years, beginning August 3, 2017, subject to certain continued employment and other forfeiture and acceleration provisions;

●	$51,298 in reimbursed relocation and transition expenses; and

●	participation in our 401(k) plan, employee stock purchase plan and medical and dental plans, in each case, on the same basis as other employees.

In addition, in November 2016, the Executive Compensation Committee approved a cash retention bonus of $150,000, payable to Mr. Robertson one-half on November 21, 2017, and one-half on November 21, 2018, subject to continued employment with the Company through each such date.

Mr. Tewari

For his service as President – Trucking, Mr. Tewari received the following compensation and benefits in 2016:

●	effective April 1, 2016, a base salary of $300,000, which was increased from $275,000;

●	participation in the 2016 Management Bonus Plan, a more detailed description of which is provided below under the heading “2016 Management Bonus Plan”;

●	participation in the 2016 STIP, a more detailed description of which is provided below under the heading “2016 STIP”;

●	participation in the 2016 LTIP, a more detailed description of which is provided below under the heading “2016 LTIP”; and

●	participation in our 401(k) plan, employee stock purchase plan and medical and dental plans, in each case, on the same basis as other employees.

Mr. Tewari resigned from the Company in March 2017, and forfeited all unvested equity awards upon his resignation.

2016 Management Bonus Plan

As participants in the 2016 Management Bonus Plan Messrs. Rogers, Kaiser, Craig, Tewari and Robertson were eligible to receive incremental cash bonuses upon achievement of certain levels of the 2016 Company Goals:

2016 Company Goals
Metrics	Minimum	Target	Maximum
USAT Logistics Net Revenue (000’s)	$31,985	$33,668	$38,719
Trucking Adjusted Operating Ratio(1)	94.8%	94.5%	93.7%
ROIC(2)	6.09%	6.41%	7.37%

(1)	Trucking Adjusted Operating Ratio is the operating ratio of our Trucking division, which adjusts for fuel surcharge revenue.

(2)	ROIC is calculated by taking tax-affected operating income over total assets less cash and cash equivalents.

The total cash bonus achievable (represented as a percentage of base salary) for Messrs. Rogers, Craig, Tewari, Kaiser and Robertson is set forth in the table below, with 70% of the bonus opportunity based on achievement of the 2016 Company Goals and 30% of the bonus opportunity based on the achievement of individual goals, except with respect to Mr. Rogers. Mr. Rogers’ bonus opportunity was calculated based only on the achievement of 2016 Company Goals.

	Potential Cash Payments (as a % of Base Salary)
	2016 Company Goals			Individual Goals
Named Executive Officer	Minimum(1)	Target	Maximum	Minimum(2)	Target	Maximum
Mr. Rogers	60%	80%	150%	—	—	—
Messrs. Craig and Tewari	14%	42%	70%	6%	18%	30%
Messrs. Kaiser and Robertson	7%	21%	35%	3%	9%	15%

(1)

The minimum percentage stated in this column reflects the aggregate percentage payable upon minimum achievement of all three 2016 Company Goals. Messrs. Rogers, Kaiser, Craig, Tewari and Robertson could earn a bonus if one or more of the 2016 Company Goals were achieved, with each 2016 Company Goal being weighted equally (1/3 each) for Mr. Rogers and the 2016 Company Goals weighted as follows for Messrs. Kaiser, Craig, Tewari and Robertson: USAT Logistics Net Revenue (35.71% or 25/70), Trucking Adjusted Operating Ratio (35.71% or 25/70) and ROIC (28.57% or 20/70). Accordingly, the minimum bonus achievable, expressed as a percentage of base salary, was 20% for Mr. Rogers, approximately 4% for Messrs. Craig and Tewari and approximately 2% for Messrs. Kaiser and Robertson.

(2)

The minimum percentage stated in this column reflects the aggregate percentage payable upon minimum achievement of each participant’s three individual goals (see “Executive Compensation – Compensation Paid to Our Named Executive Officers – 2016 Management Bonus Plan – 2016 Individual Goals)”. Messrs. Kaiser, Craig, Tewari and Robertson could earn a bonus if one or more of his individual goals were achieved, with each individual goal being weighted equally (1/3 each). Accordingly, the minimum bonus achievable, expressed as a percentage of base salary, was 2% for Messrs. Craig and Tewari and 1% for Messrs. Kaiser and Robertson.

The Executive Compensation Committee also created specific parameters for awarding bonuses within certain incremental ranges of achievement of the 2016 Company Goals by providing that bonuses would be prorated for results that fall between the minimum and target and between the target and maximum payment goals.

2016 Company Goals

The Executive Compensation Committee reviewed the 2016 Company Goals and our 2016 year-end results and, based upon such review, determined that none of the 2016 Company Goals had been achieved at or above minimum.

2016 Individual Goals

In addition to the 2016 Company Goals listed above, each of Messrs. Craig, Tewari, Kaiser and Robertson had three individual goals as recommended by the CEO, and the Executive Compensation Committee approved the payment amount for performance expectations.

Mr. Kaiser’s individual goals related to cost savings, process improvement and organizational development. The Executive Compensation Committee determined that Mr. Kaiser achieved one individual goal at the maximum level and two individual goals at the target level.

Mr. Craig’s individual goals related to employee productivity, non-dry van truckload growth and brand recognition and value. The Executive Compensation Committee determined that Mr. Craig achieved two individual goals at the target level.

Mr. Robertson’s individual goals related to cost savings, efficiency and claims. The Executive Compensation Committee determined that Mr. Robertson achieved all goals at the target level.

Mr. Tewari’s individual goals related to safety, utilization and network efficiency. The Executive Compensation Committee determined that Mr. Tewari achieved one individual goal at the minimum level.

2016 Management Bonus

The table below shows each Named Executive Officer’s bonus amount under the 2016 Management Bonus Plan and total bonus expressed as a percentage of base salary:

Named Executive Officer	2016 Management Bonus Plan Payment	Total Bonus as a % of Base Salary
Mr. Kaiser	$24,255	11.0%
Mr. Craig	$32,998	12.0	%(1)
Mr. Robertson	$18,450	9.0%
Mr. Tewari	$6,000	2.0%

(1)	For Mr. Craig, the bonus payment was prorated for the period of time he served in his role at the Company in 2016.

Under his separation agreement, Mr. Rogers did not receive any payment under the 2016 Management Bonus Plan. See “Executive Compensation – Compensation Discussion and Analysis – Separation Agreements.”

2016 STIP

The Executive Compensation Committee granted restricted shares of Common Stock subject to the 2016 STIP as follows:

Named Executive Officer	2016 STIP Restricted Shares	Grant Date
Mr. Rogers	12,152	January 14, 2016
Mr. Craig	7,448	February 15, 2016
Mr. Tewari	6,451	March 28, 2016

The restricted shares were granted at the maximum level of achievement, subject to forfeiture, and represent 40% of each participant’s respective base salary on the grant date. The restricted shares were eligible to be earned on the 2016 STIP Determination Date, with (i) 50% of the restricted shares earned upon continued employment through the 2016 STIP Determination Date and (ii) the opportunity to earn (a) an additional 25% (for a total of 75%) of the restricted shares if two of the 2016 Company Goals are achieved at or above the target level or (b) an additional 50% (for a total of 100%) of the restricted shares if all three of the 2016 Company Goals are achieved at or above the target level.

None of the 2016 Company Goals were achieved at or above the minimum level (see “Executive Compensation – Compensation Paid to Our Named Executive Officers – 2016 Management Bonus Plan – 2016 Company Goals”). Accordingly, the portion of the 2016 STIP grant that could be earned based upon the 2016 Company Goals (50%) was forfeited, and Messrs. Craig and Tewari earned 3,724 shares and 3,226 shares, respectively. Twenty-five percent of the earned shares vested on the 2016 STIP Determination Date (February 6, 2017) and the remaining 75% of the earned shares will vest in three equal annual installments, beginning on January 31, 2018, subject to certain continued employment and other forfeiture and acceleration provisions.

Messrs. Rogers and Tewari forfeited all unvested restricted shares granted under the 2016 STIP upon their respective separations from the Company. See “Executive Compensation – Compensation Discussion and Analysis – Separation Agreements.”

2016 LTIP

The Executive Compensation Committee granted restricted shares subject to the 2016 LTIP as follows:

Named Executive Officer	2016 LTIP Restricted Shares	Grant Date
Mr. Rogers	45,568	January 14, 2016
Mr. Craig	18,621	February 15, 2016
Mr. Tewari	16,129	March 28, 2016

The restricted shares were granted at the maximum level of achievement, subject to forfeiture, and represent 150% of Mr. Rogers’ base salary on the grant date and 100% of each of Messrs. Craig’s and Tewari’s respective base salary on the grant date. The restricted shares will vest at the conclusion of a three-year performance period ending December 31, 2018, subject to continued employment and achievement of certain levels of ROIC as follows:

Level of Achievement	ROIC	% of LTIP Restricted Shares Vesting
Minimum	At least 8.0%	33.33%
Target	Greater than or equal to 10.0%	66.67%
Maximum	Greater than or equal to 12.0%	100%

Under the 2016 LTIP, ROIC is calculated annually, based upon consolidated financial results for the Company, by taking tax-affected operating income over total assets less cash and cash equivalents. The level of achievement is determined at the end of the three-year performance period based on the fiscal year in such three-year performance period in which the Company achieved the highest annual ROIC, with linear vesting for achievement between the minimum and target levels and the target and maximum levels.

Messrs. Rogers and Tewari forfeited all restricted shares granted under the 2016 LTIP upon their respective separations from the Company. See “Executive Compensation – Compensation Discussion and Analysis – Separation Agreements.”

The Role of Stockholder Say-on-Pay Vote

At our 2016 Annual Meeting, our stockholders had the opportunity to cast an advisory and non-binding vote (a “say-on-pay” proposal) on the compensation of our executive officers as disclosed in our proxy statement for that meeting. Stockholders approved the say-on-pay proposal by the affirmative vote of 92.1% of the votes cast on that proposal. The Executive Compensation Committee believes this affirms stockholders’ support of our approach to executive compensation, and accordingly the Executive Compensation Committee did not materially change its overall philosophy in designing the compensation plan for fiscal 2016. The Executive Compensation Committee will continue to consider the outcome of our say-on-pay votes when making future compensation decisions for our Named Executive Officers.

At our 2011 Annual Meeting, our stockholders had the opportunity to cast an advisory and non-binding vote (a “say-on-frequency” proposal) on how often we should include a say-on-pay proposal in our proxy statements for future Annual Meetings. Stockholders had the choice of voting to have the say-on-pay vote every year, every two years or every three years. The frequency receiving the highest number of votes was every year. In accordance with this vote, at the current time our Board of Directors has determined it will hold the say-on-pay advisory and non-binding vote every year. In Proposal Three: Advisory and Non-Binding Vote on Frequency of Future Advisory Votes on the Company’s Executive Compensation, we are asking our stockholders to cast an advisory vote on the frequency of say-on-pay proposals for future Annual Meetings.

Accounting and Tax Considerations

In making its compensation decisions, the Executive Compensation Committee considers, and attempts to comply with, the performance-based compensation exception under Section 162(m) of the Code.  Section 162(m) limits to $1 million the amount of nonperformance-based remuneration that we may deduct from our taxable income in any tax year with respect to our CEO and the three other most highly compensated executive officers, other than the CFO, at the end of the year. Section 162(m) provides, however, that we may deduct from our taxable income without regard to the $1 million limit the full value of all “qualified performance-based compensation.” Our base salary, certain equity awards, certain cash bonuses and other personal benefits are not considered “qualified performance-based compensation” and therefore are subject to the limit on deductibility. Our Incentive Plan and certain awards made under our Incentive Plan may be able to qualify as “qualified performance-based compensation” if certain requirements are met. In Proposal Four: Renewal of the Material Terms of the Performance-Based Goals Under Our Incentive Plan to Allow Certain Grants and Awards to Continue to Qualify as Performance-Based Compensation Under Internal Revenue Code Section 162(m), we are asking stockholders to reapprove the material terms of the performance-based goals under the Incentive Plan so that certain incentive awards granted thereunder may continue to qualify as exempt “performance-based” compensation under Section 162(m).

In certain circumstances, however, the Executive Compensation Committee may determine it is necessary or advisable, including to retain executives or attract candidates for senior level positions, to offer compensation packages in which the non-performance-based elements exceed the $1 million Section 162(m) limit. The Executive Compensation Committee makes no assurance that such compensation will be fully deductible for federal income tax purposes. Moreover, even if the Executive Compensation Committee intends to grant compensation that qualifies as “qualified performance-based compensation” for purposes of Section 162(m) of the Code, we cannot guarantee that such compensation will so qualify or ultimately will be deductible.

The Executive Compensation Committee also considers, and attempts to avoid, any additional taxes or interest charges under Section 409A(a)(1)(B) of the Code.  If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A(a)(2), (3) and (4), then the benefits are taxable in the first year that they are not subject to a substantial risk of forfeiture and are subject to additional tax plus interest under Section 409A(a)(1)(B).

Compensation Decisions with Respect to 2017

2017 Compensation Changes

In January 2017, in connection with Mr. Reed’s appointment as President and Chief Executive Officer, the Executive Compensation Committee approved an increase in base salary for Mr. Reed from $300,000 to $400,000.

In January 2017, in connection with Mr. Craig’s appointment as Executive Vice President and Chief Commercial Officer, the Executive Compensation Committee approved compensation for Mr. Craig as follows: (i) an increase in base salary from $300,000 to $350,000 and (ii) a retention bonus equal to $150,000, payable as follows: (x) $50,000 cash, (y) a grant of restricted shares equal to $50,000 (5,488 shares) vesting on July 30, 2018, subject to certain continued employment and other forfeiture and acceleration provisions and (z) a grant of restricted shares equal to $50,000 (5,488 shares) with vesting following June 2018 conditioned on USAT Logistics’ annualized monthly revenue being equal to or greater than $200 million on or before June 2018, subject to certain continued employment and other forfeiture and acceleration provisions.

In January 2017, in connection with Mr. Kaiser’s designation as PFO, the Executive Compensation Committee approved compensation to Mr. Kaiser, in addition to the compensation Mr. Kaiser receives as the Company’s Vice President and Chief Accounting Officer, of $8,000 per month from the date of such appointment until such time as the Company appoints a Chief Financial Officer.

2017 Management Bonus Plan

In March 2017, the Executive Compensation Committee approved a management cash bonus plan (the “2017 Management Bonus Plan”) that rewards participants, including Messrs. Reed, Kaiser, Craig and Robertson, with cash bonuses based upon the attainment of certain performance objectives for the year ending December 31, 2017. Under the 2017 Management Bonus Plan, Mr. Reed may receive a target cash payout of 80% of base salary, with the opportunity to earn up to 150% of his target cash payout, depending upon the Company achieving certain EBITDAR and free cash flow performance objectives set and determined by the Executive Compensation Committee (together, the “2017 Company Goals”). Mr. Craig may receive a target cash payout of 60% of his base salary, with the opportunity to earn up to 150% of his target cash payout, under the 2017 Management Bonus Plan, based upon the attainment of the 2017 Company Goals. Messrs. Kaiser and Robertson may receive a target cash payout of 30% of their respective base salaries (including, for Mr. Kaiser, additional salary for his service as Principal Financial Officer), with the opportunity to earn up to 150% of their respective target cash payouts, based upon the attainment of the 2017 Company Goals, weighted at 80%, and attainment of certain individual goals, weighted at 20%. The Executive Compensation Committee determined that increasing the weighting of the Company goals to 100% in 2017 from 70% in 2016 for Mr. Craig, and to 80% in 2017 from 70% in 2016 for Messrs. Kaiser and Robertson, further incentivizes alignment with consolidated performance.

2017 STIP

The Executive Compensation Committee also approved the short-term incentive plan for 2017 (the “2017 STIP”) under which Messrs. Reed, Kaiser, Craig and Robertson received certain equity awards in the form of restricted stock. Each of Messrs. Reed, Kaiser, Craig and Robertson is eligible to earn shares of restricted stock equal to up to 24% of their respective base salaries based upon the attainment of certain performance objectives for 2017 (the “2017 STIP Performance Period”) to emphasize consolidated performance, and is eligible to earn restricted stock equal to 6% of their respective base salaries based upon continued employment through the Committee’s review of results for the 2017 STIP Performance Period to incentivize retention. All earned shares are subject to additional time-based vesting in four equal annual installments through 2021. The performance-based component of the 2017 STIP is based upon the Company achieving certain levels of leverage ratio, EBITDAR and adjusted operating ratio (collectively, the “2017 STIP Goals”) for the 2017 STIP Performance Period.

Under the 2017 STIP, the Executive Compensation Committee approved grants at target, equal to 18% of their respective base salaries, to Messrs. Reed, Kaiser, Craig and Robertson of 7,920 shares, 6,267 shares, 6,930 shares and 4,059 shares, respectively, subject to vesting restrictions under the 2017 STIP. The restricted stock received under the 2017 STIP will be earned at the conclusion of the 2017 STIP Performance Period, with 33% of the restricted stock granted, representing 6% of base salary on the grant date, earned based upon continued employment through the Executive Compensation Committee’s review of results for the 2017 STIP Performance Period, and with the opportunity to earn 100% of the restricted stock granted, representing 12% of base salary on the grant date, based upon achievement of at least one of the 2017 STIP Goals. In addition, Messrs. Reed, Kaiser, Craig and Robertson have the opportunity to earn an additional 12% of base salary on the grant date, which would be issued as additional restricted shares on the date on which the Executive Compensation Committee certifies 2017 STIP results, based upon achievement of two or more of the 2017 STIP Goals. All restricted shares earned at the end of the 2017 STIP Performance Period are subject to additional time-based vesting in four equal annual installments through 2021, as well as certain continued employment and other forfeiture and acceleration provisions. The Executive Compensation Committee determined that decreasing the maximum amount of the grant to 30% of base salary in 2017 from 40% in 2016, and decreasing the portion of the grant earned based upon continued employment to 6% of base salary in 2017 from 20% of base salary in 2016, and thereby increasing the portion of the grant earned based upon achievement of the 2017 STIP Goals, further emphasizes improved consolidated performance.

2017 LTIP

The Executive Compensation Committee decided to postpone approval of the Long-Term Incentive Plan and grants thereunder for 2017 to allow our stockholders to vote on the proposed First Amendment to the Incentive Plan.

Risks Regarding Compensation

As required by the SEC rules, the Executive Compensation Committee has assessed the risks that could arise from our compensation policies for all employees, including employees who are not officers, and has concluded that such policies are not reasonably likely to have a materially adverse effect on us. In making this determination, the Executive Compensation Committee primarily considered the following factors:

●

our general compensation structure utilizes a combination of short-term (such as base salary and performance-based annual cash bonuses) and long-term (equity awards) elements. This balanced mix aligns our compensation with the achievement of short- and long-term goals, promotes short- and long-term executive decision-making, and does not encourage or incentivize unreasonable risk-taking by employees in pursuit of short-term benefits.

●	our prohibition of vesting periods of less than twelve months (added by the First Amendment to the Incentive Plan).

●

equity awards are limited by the terms of our Incentive Plan to a fixed maximum and are subject to staggered or long-term vesting schedules, which aligns the interests of our executive officers and employees with those of our stockholders.

●	the Executive Compensation Committee is comprised of only independent directors who review and make compensation decisions based on objective measurements and payment methodologies.

●	our recent equity awards contain double trigger change-in-control provisions upon consummation of a change-in-control.

●	awards are subject to limits as to the number of shares or cash received in a calendar year.

●	we have adopted stock ownership, anti-hedging and pledging, and clawback policies.

●	base salaries for our employees are competitive and generally consistent with salaries paid for comparable positions in our industry.

●

our internal controls over financial reporting, audit practices and corporate codes of ethics and business conduct reinforce the balanced compensation objectives used by our Executive Compensation Committee.

Summary Compensation Table

The following table sets forth information concerning the total compensation for fiscal year 2016 awarded to, earned by, or paid to our Named Executive Officers who were, at December 31, 2016, (i) our CEO, (ii) our CFO, (iii) our three other most highly compensated executive officers with total compensation exceeding $100,000 for the fiscal year ended December 31, 2016, and (iv) three individuals who served as our President and CEO, Executive Vice President and CFO, and PFO for a portion of the fiscal year ended December 31, 2016, but who were not serving in such roles as of December 31, 2016. Mr. James D. Reed, our current President and CEO, is included in this table as Executive Vice President and CFO, as that was his position at December 31, 2016.

Realized (actual) compensation may differ significantly from the figures in the following table, which is required under applicable SEC rules and includes items that are driven by accounting assumptions. For example, Mr. Rogers’ realized compensation in 2016 was $734,578 vs. $1,996,635 as shown below. For additional charts that supplement the SEC-required disclosure, please see “Executive Compensation – Compensation Discussion and Analysis – Elements – Performance-Based Compensation – Mix of Fixed and Performance-Based Compensation” beginning on page 20.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Grant Date Fair Value of Stock and Option Awards ($)(1)(2)		Non equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
John R. Rogers	2016	409,115	150,000		1,357,504	(3)	--	80,016	(4)	1,996,635
Former President and Chief Executive Officer

James D. Reed	2016	53,891	50,000		149,996		--	163,695	(5)	417,582
Executive Vice President and Chief Financial Officer

Joseph M. Kaiser	2016	244,270	22,673	(6)	123,396		24,255	4,830	(7)	419,424
Vice President, Chief Accounting Officer, and PFO for portion of year

James A. Craig	2016	262,692	50,000		669,967		32,998	3,000	(8)	1,018,657
President – USAT Logistics

Troy A. Robertson	2016	205,000	--		48,477		18,450	53,283	(9)	325,210
Vice President and General Counsel

Thomas M. Glaser	2016	38,417	--		149,434	(10)	--	112,117	(11)	299,968
Former President and Chief Executive Officer	2015	230,711	--		89,440		355,907	479,787		1,155,845

Michael K. Borrows	2016	116,154	--		900,591		180,000	478,138	(12)	1,674,883
Former Executive Vice President	2015	225,000	14,332		123,178		175,668	69,725		607,903
and Chief Financial Officer	2014	57,542			44,993		75,000	4,900		182,435

N. Martin Tewari	2016	293,750	--		384,989	(13)	6,000	8,742	(14)	693,481
Former President - Trucking	2015	68,850	100,000		597,413		100,000	9,426		875,689

(1)

The amounts included in this column represent the aggregate grant date fair value of the awards granted to each Named Executive Officer in accordance with FASB ASC Topic 718 (“FASB 718”). The value ultimately realized by the recipient may or may not be equal to this determined value. For a description of these grants, see “Executive Compensation – Compensation Discussion and Analysis.” See Note 10, Equity Compensation and Employee Benefits Plans in our Form 10-K for the year ended December 31, 2016, for further discussion of our stock plans and the methods used to account for stock plan activity.

(2)

Awards of restricted stock are subject to vesting conditions, which may include continued employment, performance or other criteria. The amounts set forth have been calculated assuming all increments will vest, and the shares awarded have been valued at the grant date fair value.

(3)	Mr. Rogers separated from the Company effective January 28, 2017. Pursuant to the Rogers Separation Agreement, 86,789 shares were forfeited and are available for issuance under the Incentive Plan.

(4)

The amount disclosed in this column includes (i) $4,975 in 401(k) matching contributions, (ii) $66,678 in reimbursed relocation and transition expenses, (iii) $7,363 in COBRA continuation payments and (iv) $1,000 of life insurance premium benefits.

(5)

The amount disclosed in this column includes (i) $157,483 in reimbursed relocation costs, including customary realtor commission upon the sale of Mr. Reed’s home, and (ii) $6,212 in COBRA continuation payments.

(6)

See “Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers” for a discussion of compensation paid to Mr. Kaiser in respect of his service as PFO and in recognition of his duties transitioning the PFO role to Mr. Reed.

(7)	The amount disclosed in this column includes (i) $4,080 of 401(k) matching contributions, and (ii) $750 cash in lieu of a life insurance policy.

(8)	The amount disclosed in this column consists of $3,000 of 401(k) matching contributions.

(9)	The amount disclosed in this column includes (i) $1,985 in 401(k) matching contributions, and (ii) $51,298 in reimbursed relocation and transition expenses.

(10)	Upon the conclusion of his service as President and CEO and upon his appointment as Vice Chairman of the Board, Mr. Glaser received a grant of restricted shares as part of the non-employee director compensation package. Of the restricted shares granted, (i) 4,360 of the shares (with a grant date fair value of $59,994) were in recognition of his appointment as Vice Chairman of the Board and will vest on the date of the 2017 Annual Meeting, and (ii) 6,500 shares (with a grant date fair value of $89,440) were in recognition of his service as President and CEO and are subject to time-based vesting in equal annual increments on the first through third anniversaries of the grant date. The vesting of the shares is subject to continued service on the Board and other forfeiture and acceleration provisions.

(11)

The amount disclosed in this column includes (i) $53,500 in fees for Board service, (ii) $58,534 paid to Mr. Glaser by Stone House Capital Management, LLC and (iii) $83 of life insurance premium benefits. See also “Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers” and “Executive Compensation – Compensation Discussion and Analysis – Director Compensation.”

(12)

The amount disclosed in this column includes the following amounts payable under the Borrows Separation Agreement: (i) $450,000 in severance pay, which is equal to his annual base salary in effect as of the date of his separation and is payable for a period of eighteen months following the Borrows Separation Date ($183,846 of this amount was paid in 2016), (ii) $24,038 in COBRA continuation payments, (iii) $500 cash in lieu of life insurance premium benefits, and (iv) $3,600 in 401(k) matching contributions. See “Executive Compensation – Compensation Discussion and Analysis – Separation Agreements.”

(13)

Mr. Tewari separated from the Company effective March 13, 2017. By their terms, 47,729 shares held by Mr. Tewari were forfeited upon his separation and are available for issuance under the Incentive Plan.

(14)	The amount disclosed in this column includes (i) $4,542 in 401(k) matching contributions, (ii) $3,200 in reimbursed relocation costs, and (iii) $1,000 of life insurance premium benefits.

Narrative to the Summary Compensation Table

See “Executive Compensation – Compensation Discussion and Analysis” for a description of our compensation plans pursuant to which the amounts listed under the Summary Compensation Table were paid or awarded and the criteria for such award or payment.

Grants of Plan-Based Awards

The following table sets forth information regarding the incentive awards granted to our Named Executive Officers during 2016. All stock awards were granted under the Incentive Plan, unless otherwise noted.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards:	Grant Date
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stocks or Units (#)	Fair Value of Stock and Option Awards ($)(1)
John R. Rogers	-- (2)	85,000	340,000	637,500	--	--	--	--	--
	1/14/2016*(3)	--	--	--	9,084	13,626	18,169	--	250,005
	1/13/2016*(4)	--	--	--	3,038	6,076	--	--	85,003
	1/13/2016*(5)	--	--	--	--	--	--	6,076	85,003
	1/13/2016*(6)	--	--	--	15,189	30,379	45,568	--	637,496
	1/14/2016*(7)	--	--	--	--	--	--	21,802	299,996

James D. Reed	11/1/16(8)	--	--	--	--	--	--	18,915	149,996

Joseph M. Kaiser	--(2)	2,205	66,150	110,250	--	--	--	--	--
	8/3/2016(9)	--	--	--	--	--	--	8,400	123,396

James A. Craig	-- (2)	6,000	180,000	300,000	--	--	--	--	--
	2/15/2016(4)	--	--	--	1,863	3,724	--	--	59,994
	2/15/2016(5)	--	--	--	--	--	--	3,724	59,994
	2/15/2016(6)	--	--	--	6,207	12,414	18,621	--	299,984
	2/15/2016(10)	--	--	--	7,759	11,638	15,518	--	249,995

Troy A. Robertson	--(2)	2,050	61,500	102,500	--	--	--	--	--
	8/3/2016(9)	--	--	--	--	--	--	3,300	48,477

Thomas M. Glaser	1/14/2016(11)	--	--	--	--	--	--	10,860	149,434

Michael K. Borrows	--(2), (12)	6,000	180,000	300,000	--	--	--	--	--
	1/14/2016*(4)	--	--	--	2,180	4,360	--	--	59,994
	1/14/2016*(5)	--	--	--	--	--	--	4,361	60,007
	1/14/2016*(6)	--	--	--	7,267	14,534	21,802	--	299,996
	4/26/2016*(13)	--	--	--	--	--	--	16,611	299,995
	4/26/2016*(14)	--	--	--	5,000	7,500	10,000	--	180,600

N. Martin Tewari	--(2)	6,000	180,000	300,000	--	--	--	--	--
	3/28/2016*(4)	--	--	--	1,613	3,225	--	--	54,986
	3/28/2016*(5)	--	--	--	--	--	--	3,226	55,003
	3/28/2016*(6)	--	--	--	5,376	10,752	16,129	--	274,999
*	All unvested shares were forfeited upon the executive’s separation from the Company, as described in the footnotes below.

(1)

The amounts included in this column represent the aggregate grant date fair value of the awards granted to each Named Executive Officer in accordance with FASB 718. The value ultimately realized by the recipient may or may not be equal to this determined value. See Note 10, Equity Compensation and Employee Benefits Plans in our Form 10-K for the year ended December 31, 2016, for further discussion of our stock plans and the methods used to account for stock plan activity.

(2)

Represents a potential award under the 2016 Management Bonus Plan, the material terms of which are described under “Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers – 2016 Management Bonus Plan.”

(3)

Represents an award of restricted shares subject to vesting requirements relating to the closing price of the Company’s Common Stock, the material terms of which are described under “Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers – President and Chief Executive Officer Compensation Structure.” Mr. Rogers forfeited all restricted shares under this grant upon his separation from the Company. See “Executive Compensation – Compensation Discussion and Analysis – Separation Agreements” for details of Mr. Rogers’ separation agreement.

(4)

Represents the one-half of the restricted shares awarded under the 2016 STIP, which were subject to performance-based vesting. The material terms of the 2016 STIP are described under “Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers – 2016 STIP.” The unvested restricted shares awarded to Messrs. Rogers, Borrows and Tewari were forfeited upon their respective separations from the Company. See “Executive Compensation – Compensation Discussion and Analysis – Separation Agreements” for details of Messrs. Rogers’ and Borrows’ respective separation agreements.

(5)

Represents the one-half of the restricted shares awarded under the 2016 STIP, which were subject to time-based vesting. The material terms of the 2016 STIP are described under “Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers – 2016 STIP.” The unvested restricted shares awarded to Messrs. Rogers, Borrows and Tewari were forfeited upon their respective separations from the Company. See “Executive Compensation – Compensation Discussion and Analysis – Separation Agreements” for details of Messrs. Rogers’ and Borrows’ respective separation agreements.

(6)

Represents restricted shares awarded under the 2016 LTIP, the material terms of which are described under “Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers – 2016 LTIP.” The restricted shares awarded to Messrs. Rogers, Tewari and Borrows were forfeited upon their respective separations from the Company. See “Executive Compensation – Compensation Discussion and Analysis – Separation Agreements” for details of Messrs. Rogers and Borrows respective separation agreements.

(7)

Represents an award of restricted shares granted on January 14, 2016, of which (i) 5,451 restricted shares vested June 30, 2016, (ii) 5,451 vested on January 14, 2017 and (iii) the remaining 10,900 restricted shares were scheduled to vest in two equal annual installments, beginning on the second anniversary of the grant date, subject to certain continued employment and other forfeiture and acceleration provisions. Mr. Rogers forfeited all unvested restricted shares under this grant upon his separation from the Company. See “Executive Compensation – Compensation Discussion and Analysis – Separation Agreements” for details of Mr. Rogers’ separation agreement.

(8)

Upon his appointment as Executive Vice President and CFO, Mr. Reed received a grant of 18,915 restricted shares, one-half of which vested upon residency in the Ft. Smith/Van Buren, Arkansas area and one-half of which will vest on June 30, 2017, subject to certain continued employment and other forfeiture and acceleration provisions. The restricted shares granted to Mr. Reed were an inducement grant under Nasdaq Listing Rule 5635(c)(4) and were granted outside the Incentive Plan as an inducement material to Mr. Reed’s acceptance of employment with the Company.

(9)

Represents an award of restricted shares vesting in equal annual installments over four years, starting on August 3, 2017, subject to certain continued employment and other forfeiture and acceleration provisions.

(10)

Upon his appointment as President – USAT Logistics, Mr. Craig received a grant of 15,518 restricted shares, with vesting conditioned upon achievement of certain goals related to the performance of USAT Logistics, the material terms of which are described under “Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers – Mr. Craig.”

(11)

Upon the conclusion of his service as President and CEO and upon his appointment as Vice Chairman of the Board, Mr. Glaser received a grant of 10,860 restricted shares. Of the restricted shares granted, (i) 4,360 of the shares were in recognition of his appointment as Vice Chairman of the Board as part of the non-employee director compensation package, and will vest on the date of the 2017 Annual Meeting, and (ii) 6,500 shares were in recognition of his service as President and CEO and are subject to time-based vesting in equal annual increments on the first through third anniversaries of the grant date. The vesting of the shares is subject to continued service on the Board and other forfeiture and acceleration provisions.

(12)

In connection with his separation from the Company, Mr. Borrows was paid a lump sum amount of $180,000, in cash, representing the target amount of his cash award under the 2016 Management Bonus Plan. See “Executive Compensation – Compensation Discussion and Analysis – Separation Agreements.”

(13)

Represents a grant of restricted shares to Mr. Borrows that was to vest in four equal annual installments on each of the four anniversaries of the grant date. Mr. Borrows forfeited all restricted shares under this grant upon his separation from the Company. See “Executive Compensation – Compensation Discussion and Analysis – Separation Agreements.”

(14)

Represents a grant of restricted shares to Mr. Borrows subject to vesting requirements relating to the closing price of the Company’s Common Stock. Mr. Borrows forfeited all restricted shares under this grant upon his separation from the Company. See “Executive Compensation – Compensation Discussion and Analysis – Separation Agreements.”

Narrative to Grants of Plan-Based Awards

See “Executive Compensation – Compensation Discussion and Analysis” for a complete description of these grants and the performance targets for payment of incentive awards.

Outstanding Equity Awards at Fiscal Year-End

The following table also sets forth information concerning outstanding restricted stock awards as of December 31, 2016 that had been granted under the Incentive Plan, unless otherwise noted, but that had not yet vested and had not yet been earned. For this purpose, an “unearned” award is one for which it has not yet been determined whether the applicable performance goals will be met.

	Stock Awards
Name	Number of Shares, Units or Other Rights that Have Not Vested (#)		Market or Payout Value of Shares, Units or Other Rights that Have Not Vested ($)(1)	Equity Incentive Plan: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(1)
John R. Rogers	--		--	9,084*	(2)	79,122
	--		--	3,038*	(3)	26,461
	6,076*	(4)	52,922	--		--
	--		--	15,189*	(5)	132,296
	16,351*	(6)	142,417	--		--

James D. Reed	9,457	(7)	82,370	--		--

Joseph M. Kaiser	216	(8)	1,881	--		--
	825	(9)	7,186	--		--
	--		--	550	(10)	4,791
	305	(11)	2,657	--		--
	8,400	(12)	73,164	--		--

James A. Craig	--		--	1,863	(3)	16,227
	3,724	(4)	32,436
	--		--	6,207	(6)	54,063
	--		--	7,759	(13)	67,581

Troy A. Robertson	750	(14)	6,533	--		--
	3,300	(12)	28,743	--		--

Thomas M. Glaser	10,680	(15)	93,023	--		--

Michael K. Borrows(16)	--		--	--		--

N. Martin Tewari	--		--	1,613*	(3)	14,049
	3,226*	(4)	28,098	--		--
	--		--	5,376*	(5)	46,825
	1,477*	(17)	12,865	--		--
	21,764*	(18)	189,564	--		--

*	All unvested shares were forfeited upon the executive’s separation from the Company, as described in the footnotes below.

(1)

The market value of shares of unvested, unearned restricted stock is equal to the product of the closing price of our Common Stock at the most recent fiscal year end and the number of unvested, unearned shares. The closing price of our Common Stock was $8.71 on December 30, 2016.

(2)

Represents an award of restricted shares subject to vesting requirements relating to the closing price of the Company’s Common Stock, the material terms of which are described under “Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers – President and Chief Executive Officer Compensation Structure.” Mr. Rogers forfeited all restricted shares under this grant upon his separation from the Company. See “Executive Compensation – Compensation Discussion and Analysis – Separation Agreements” for details of Mr. Rogers’ separation agreement.

(3)

Represents the one-half of the restricted shares awarded under the 2016 STIP, which were subject to performance-based vesting, as described in more detail in “Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers – 2016 STIP.” The amounts disclosed are based on the threshold number of shares as the Company had not exceeded the threshold level of the performance criteria as of December 31, 2016. The unvested restricted shares awarded to Messrs. Rogers, Borrows and Tewari were forfeited upon their respective separations from the Company. See “Executive Compensation – Compensation Discussion and Analysis – Separation Agreements” for details of Messrs. Rogers’ and Borrows’ respective separation agreements.

(4)

Represents the one-half of the restricted shares awarded under the 2016 STIP, which were subject to time-based vesting, as described in more detail in “Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers – 2016 STIP.” The unvested restricted shares awarded to Messrs. Rogers, Borrows and Tewari were forfeited upon their respective separations from the Company. See “Executive Compensation – Compensation Discussion and Analysis – Separation Agreements” for details of Messrs. Rogers’ and Borrows’ respective separation agreements.

(5)

Represents restricted shares awarded under the 2016 LTIP, the material terms of which are described under “Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers – 2016 LTIP.” The amounts disclosed are based on the threshold number of shares as the Company had not exceeded the threshold level of the performance criteria as of December 31, 2016. The restricted shares awarded to Messrs. Rogers, Tewari and Borrows were forfeited upon their respective separations from the Company. See “Executive Compensation – Compensation Discussion and Analysis – Separation Agreements” for details of Messrs. Rogers’ and Borrows’ respective separation agreements.

(6)

Represents an award of restricted shares granted on January 14, 2016, of which (i) 5,451 restricted shares vested June 30, 2016, (ii) 5,451 vested on January 14, 2017 and (iii) the remaining 10,900 restricted shares were scheduled to vest in two equal annual installments, beginning on the second anniversary of the grant date, subject to certain continued employment and other forfeiture and acceleration provisions. Mr. Rogers forfeited all unvested restricted shares under this grant upon his separation from the Company. See “Executive Compensation – Compensation Discussion and Analysis – Separation Agreements” for details of Mr. Rogers’ separation agreement.

(7)

Represents a grant of 18,915 restricted shares to Mr. Reed on November 1, 2016, in connection with his appointment as Executive Vice President and CFO, one-half of which vested upon residency in Fort Smith/Van Buren, Arkansas area and one-half of which will vest on June 30, 2017, subject to certain continued employment and other forfeiture and acceleration provisions. The restricted shares granted to Mr. Reed were an inducement grant under Nasdaq Listing Rule 5635(c)(4) and were granted outside the Incentive Plan as an inducement material to Mr. Reed’s acceptance of employment with the Company.

(8)

Represents a grant of 432 restricted shares to Mr. Kaiser on July 28, 2014, which will vest in four equal annual increments on the first through fourth anniversaries of the grant date, subject to certain continued employment and other forfeiture and acceleration provisions.

(9)

Represents a grant of 1,100 restricted shares to Mr. Kaiser on January 22, 2015, which will vest in four equal annual increments on the first through fourth anniversaries of the grant date, subject to certain continued employment and other forfeiture and acceleration provisions.

(10)

Represents a grant of 1,100 restricted shares to Mr. Kaiser on January 22, 2015, which is subject to vesting based upon the attainment of specified levels of ROIC over a three-year period ended December 31, 2017. The amounts disclosed are based on the threshold number of shares as the Company had not exceeded the threshold level of the performance criteria as of December 31, 2016. The vesting of the shares is subject to certain continued employment and other forfeiture and acceleration provisions.

(11)

Represents a grant of 407 restricted shares to Mr. Kaiser on January 22, 2015, for the achievement of performance targets under the 2014 Management Bonus Plan and which are subject to additional time-based vesting in four equal annual increments through January 22, 2019. The vesting of the shares is subject to certain continued employment and other forfeiture and acceleration provisions

(12)

Represents an award of restricted shares vesting in four equal annual installments, starting on August 3, 2017, subject to certain continued employment and other forfeiture and acceleration provisions.

(13)

Upon his appointment as President – USAT Logistics, Mr. Craig received a grant of 15,518 restricted shares, with vesting conditioned upon achievement of certain goals related to the performance of USAT Logistics, the material terms of which are described under “Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers – Mr. Craig.” The amounts disclosed are based on the threshold number of shares as the Company had not exceeded the threshold level of the performance criteria as of December 31, 2016.

(14)

Represents a grant of 1,000 restricted shares to Mr. Robertson on October 28, 2015, in connection with his appointment as Vice President and General Counsel. The shares will vest in four equal annual increments on the first through fourth anniversaries of the grant date. The vesting of the shares is subject to certain continued employment and other forfeiture and acceleration provisions.

(15)

Upon the conclusion of his service as President and CEO and upon his appointment as Vice Chairman of the Board, Mr. Glaser received a grant of 10,860 restricted shares. Of the restricted shares granted, (i) 4,360 of the shares were in recognition of his appointment as Vice Chairman of the Board as part of the non-employee director compensation package, and will vest on the date of the 2017 Annual Meeting, and (ii) 6,500 shares were in recognition of his service as President and CEO and are subject to time-based vesting in equal annual increments on the first through third anniversaries of the grant date. The vesting of the shares is subject to continued service on the Board and other forfeiture and acceleration provisions.

(16)

At December 31, 2016, all unvested outstanding equity awards previously granted to Mr. Borrows had been forfeited, effective as of the Borrows Separation Date. See “Executive Compensation – Compensation Discussion and Analysis – Separation Agreements.”

(17)

Represents a grant of 1,970 restricted shares to Mr. Tewari on February 28, 2016, based upon the achievement of certain performance goals relating to the Company’s fourth quarter of 2015 performance, which was subject to additional time-based vesting in four equal annual installments starting September 30, 2016, subject to certain continued employment and other forfeiture and acceleration provisions. By their terms, the shares were forfeited upon Mr. Tewari’s separation from the Company in March 2017.

(18)

Represents a grant of 29,019 restricted shares to Mr. Tewari on September 30, 2015, in connection with his appointment as President - Trucking. The shares were subject to vesting in four equal annual increments on the first through fourth anniversaries of the grant date, subject to certain continued employment and other forfeiture and acceleration provisions. By their terms, the shares were forfeited upon Mr. Tewari’s separation from the Company in March 2017.

Options Exercised and Stock Vested

The following table sets forth information regarding the values realized by our Named Executive Officers upon the vesting of restricted stock during the year ended December 31, 2016.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
John R. Rogers	5,451	95,447
James D. Reed	9,458	87,865
Joseph M. Kaiser	485	8,016
James A. Craig	--	--
Troy A. Robertson	250	2,145
Thomas M. Glaser	1,574	26,286
Michael K. Borrows	615	9,557
N. Martin Tewari	11,975	145,788

(1)	Determined by multiplying the number of shares acquired upon vesting by the closing price of the date of vest.

Director Compensation

The following table sets forth information concerning compensation for the last fiscal year for our non-employee directors.

Name	Fees Paid in Cash ($)(1)	Stock Awards ($)	Total ($)
Robert A. Peiser	79,000	84,984(2)	163,984
Robert E. Creager	72,500	39,994(3)	112,494
Alexander D. Greene	69,500	39,994(3)	109,494
Gary R. Enzor	66,500	39,994(3)	106,494
Thomas M. Glaser	53,500	149,434(4)	202,934
Barbara J. Faulkenberry	51,000	55,555(5)	106,555
M. Susan Chambers	37,250	44,599(6)	81,849
William H. Hanna(7)	68,500	39,994(3)	108,494
Richard B. Beauchamp(7)	41,000	--	41,000
James D. Simpson, III(7)	38,500	--	38,500

(1)	Represents fees paid based on meetings held during 2016.

(2)	Mr. Peiser was granted 5,002 shares of restricted stock May 2, 2016, which will vest on the date of the 2017 Annual Meeting, subject to certain forfeiture and acceleration provisions.

(3)

Messrs. Creager, Greene, Enzor and Hanna were each granted 2,354 shares of restricted stock on May 2, 2016, which will vest on the date of the 2017 Annual Meeting, subject to certain forfeiture and acceleration provisions.

(4)

Upon the conclusion of his service as President and CEO and upon his appointment as Vice Chairman of the Board, Mr. Glaser received a grant of 10,860 restricted shares. Of the restricted shares granted, (i) 4,360 of the shares were in recognition of his appointment as Vice Chairman of the Board as part of the non-employee director compensation package, and will vest on the date of the 2017 Annual Meeting, and (ii) 6,500 shares were in recognition of his service as President and CEO and are subject to time-based vesting in equal annual increments on the first through third anniversaries of the grant date. The vesting of the shares is subject to continued service on the Board and other forfeiture and acceleration provisions.

(5)

Ms. Barbara Faulkenberry was granted two awards during 2016: (a) 1,197 shares of restricted stock January 15, 2016, that vested on the date of the 2016 Annual Meeting, subject to certain forfeiture and acceleration provisions, and (b) 2,354 shares of restricted stock on May 2, 2016, which will vest on the date of the 2017 Annual Meeting, subject to certain acceleration and forfeiture provisions.

(6)	Ms. Susan Chambers was granted 2,625 shares of restricted stock May 2, 2016, which will vest on the date of the 2017 Annual Meeting, subject to certain forfeiture and acceleration provisions.

(7)

Messrs. Simpson and Beauchamp both retired as members of the Board of Directors effective immediately following the 2016 Annual Meeting. Mr. Hanna retired as a member of the Board of Directors effective October 27, 2016.

Narrative to Director Compensation

Each nonemployee, non-chair director was paid, on a quarterly basis, an annual cash retainer of $35,000, and a $40,000 equity retainer consisting of restricted shares of our common stock.  The Chairman was paid, on a quarterly basis, an annual cash retainer of $55,000, and an $85,000 annual equity retainer consisting of restricted shares of our common stock.  All shares granted shall vest on the date of the 2017 Annual Meeting, subject to certain acceleration and forfeiture provisions.  The equity awards to all nonemployee directors are determined based on the closing price of our common stock on the date of the grant, May 2, 2016, and are subject to certain acceleration and forfeiture provisions.  Nonemployee directors receive per-meeting fees for attending Board meetings in the amount of $1,000 for each meeting attended in person and $500 for each meeting attended telephonically.

The Chair of the Audit Committee was paid, on a quarterly basis, an annual cash retainer of $7,500, in addition to a $5,000 cash annual retainer paid, on a quarterly basis, to all members of the Audit Committee.  From January 1, 2015 through May 7, 2015, Audit Committee members were also paid a fee of $1,000 per Audit Committee meeting attended in person and $500 per meeting attended via teleconference.

The Chair of the Executive Compensation Committee was paid, on a quarterly basis, an annual cash retainer of $5,000, Mr. Peiser was paid, on a quarterly basis, a $3,500 annual cash retainer for his membership on the Executive Compensation Committee, and all other members of the Executive Compensation Committee were paid, on a quarterly basis, a $1,000 annual cash retainer.  Executive Compensation Committee members were also paid a fee of $1,000 per Executive Compensation Committee meeting attended in person and $500 per meeting attended via teleconference.

The Chair of the Nominating and Corporate Governance Committee was paid, on a quarterly basis, an annual cash retainer of $5,000, in addition to a $2,000 annual cash retainer paid, on a quarterly basis, to all members of the Nominating and Corporate Governance Committee.  Nominating and Corporate Governance Committee members were also paid a fee of $1,000 per Nominating and Corporate Governance Committee meeting attended in person and $500 per meeting attended via teleconference.

In May 2016, the Board of Directors formed a Technology Committee.  The Chair of the Technology Committee was paid, on a quarterly basis, an annual cash retainer of $5,000, in addition to a $2,000 annual cash retainer paid, on a quarterly basis, to all members of the Technology Committee.  Technology Committee members were also paid a fee of $1,000 per Technology Committee meeting attended in person and $500 per meeting attended via teleconference.

See “Corporate Governance – The Board of Directors and its Committees – Additional Corporate Governance Policies” for a description of our Stock Ownership and Anti-Hedging and Pledging Policy.

With the exception of Mr. Glaser, as described above, directors who are our employees do not receive compensation for Board or committee service.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to each of our current directors (including the two nominees for election at the Annual Meeting), each Named Executive Officer, and all current directors and executive officers as a group, including the beneficial ownership of our Common Stock as of March 16, 2017 for each individual and the group. The table also lists the name, address and share ownership information for all stockholders known to us to own, directly or indirectly, more than 5% of the outstanding shares of Common Stock, our only class of voting securities, as of March 16, 2017. Each person named in the table, unless otherwise indicated, has sole voting and investment power with respect to the shares indicated as being beneficially owned by him, her or it.

	Common Stock Beneficially Owned
	Number of		Percent
Name and (if applicable) Address	Shares*		of Class
Directors:
James D. Reed	23,966		**
Robert A. Peiser	57,785	(1)	**
Robert E. Creager	13,086		**
Thomas M. Glaser	14,927		**
Alexander D. Greene	21,006		**
Gary R. Enzor	15,948		**
Barbara J. Faulkenberry	4,319		**
M. Susan Chambers	3,625		**
Named Executive Officers (Excluding Persons Named Above):
James A. Craig	85,982		1.0%
Joseph M. Kaiser	17,555		**
Troy A. Robertson	8,275		**
John R. Rogers***	10,902	(2)	**
Michael K. Borrows***	1,276	(3)	**
N. Martin Tewari***	9,799	(4)	**
All Current Directors and Executive Officers as a Group (14 Persons)	286,787	(5)	3.5%
JP Morgan Chase & Co.	864,800	(6)	10.5%
270 Park Avenue, New York, New York 10017
Flint Ridge Capital LLC, Flint Ridge Partners, L.P. and John P. Szabo, Jr.	725,021	(7)	8.8%
16 School Street, Second Floor, Rye, New York 10580
James B. Speed	720,063	(8)	8.8%
2323 So. 40th Street, Fort Smith, Arkansas 72903
Dimensional Fund Advisors LP	710,675	(9)	8.6%
Building One, 6300 Bee Cave Road, Austin, Texas 78746
BlackRock, Inc.	673,704	(10)	8.2%
55 East 52nd Street, New York, New York 10055

*	All fractional shares (which were acquired through participation in our Employee Stock Purchase Plan) have been rounded down to the nearest whole share.

**	The amount represents less than 1% of the outstanding shares of Common Stock.

***	The individual was a Named Executive Officer in 2016, however his employment was terminated before March 16, 2017.

(1)

Mr. Peiser has voting and dispositive power with respect to 57,785 shares that he beneficially owns. Of those 57,785 shares (a) 52,783 shares are held of record in a revocable trust of which he is trustee, (b) 5,002 shares are held of record by Mr. Peiser himself.

(2)	This information is based on the 97,691 shares reported on Mr. Rogers’ last Form 4 filed with the SEC on January 19, 2016, less the 86,789 shares forfeited upon his separation from the Company.

(3)

This information is based on the 64,122 shares reported on Mr. Borrows’ last Form 4 filed with the SEC on April 28, 2016, less 186 shares subsequently sold under the Company’s employee stock purchase plan, less the 62,660 shares forfeited upon his separation from the Company.

(4)	This information is based on the 57,528 shares reported on Mr. Tewari’s last Form 4 filed with the SEC on March 10, 2017, less the 47,729 shares forfeited upon his separation from the Company.

(5)

The other executive officers are David F. Marano, Kandice G. Harshaw and Zachary B. King. Mr. Marano beneficially owns 8,384 shares. Ms. Harshaw beneficially owns 7,612 shares. Mr. King beneficially owns 4,317 shares.

(6)

This information is based solely on a report on Schedule 13G/A filed with the SEC on January 11, 2017, which indicates that JPMorgan Chase & Co., an investment advisor, has sole voting power with respect to 782,400 shares, shared voting power with respect to no shares, sole dispositive power with respect to all 864,800 shares and shared dispositive power with respect to no shares.  Information is as of December 30, 2016.

(7)

This information is based solely on a report on Schedule 13G/A filed with the SEC on February 10, 2017, by Flint Ridge Capital, LLC, Flint Ridge Partners L.P. and John P. Szabo, Jr. Flint Ridge Capital, LLC has sole voting power with respect to no shares, shared voting power with respect to 500,000 shares, sole dispositive power with respect to no shares and shared dispositive power with respect to 500,000 shares. Flint Ridge Partners L.P has sole voting power with respect to no shares, shared voting power with respect to 500,000 shares, sole dispositive power with respect to no shares and shared dispositive power with respect to 500,000 shares. John P. Szabo, Jr., has sole voting power with respect to 225,021 shares, shared voting power with respect to 500,000 shares, sole dispositive with respect to 225,021 shares and shared dispositive power with respect to 500,000 shares. Information is as of December 31, 2016.

(8)

With respect to the shares owned directly by Mr. Speed, this information is based on information provided by Mr. Speed’s brokers. With respect to the shares owned by Mr. Speed’s wife and shares held for the benefit of his daughter, the information is based solely on a Schedule 13G/A filed with the SEC on March 4, 2013. Mr. Speed has sole voting and dispositive power with respect to all 720,063 shares and shared voting and dispositive power with respect to no shares. The amount shown does not include (a) 66,823 shares of Common Stock held by Mr. Speed’s wife (of which Mr. Speed disclaims beneficial ownership) and (b) 17,669 shares of Common Stock held in a trust (of which Mr. Speed’s wife is trustee) for the benefit of his daughter (of which Mr. Speed disclaims beneficial ownership). Information is as of December 31, 2012.

(9)

This information is based solely on a report on Schedule 13G/A filed with the SEC on February 9, 2017, which indicates that Dimensional Fund Advisors LP, an investment advisor, has sole voting power with respect to 691,579 shares, shared voting power with respect to no shares, sole dispositive power with respect to all 710,675 shares and shared dispositive power with respect to no shares.  Information is as of December 31, 2016.

(10)

This information is based solely on a report on Schedule 13G filed with the SEC on January 26, 2017, which indicates that BlackRock, Inc., has sole voting power with respect to 661,039 shares, shared voting power with respect to no shares, sole dispositive power with respect to all 673,704 shares and shared dispositive power with respect to no shares. Information is as of December 31, 2016.

CERTAIN TRANSACTIONS

We have a long-standing written policy of not making loans to our officers, directors or affiliates. Our policy further prohibits entering into leases, equipment purchase agreements or other contracts with our officers, directors or affiliates unless the Board, and the disinterested members of the Board, so approve upon the Audit Committee’s recommendation, after the Audit Committee has determined that the transaction is reasonable, in the best interest of USA Truck and on terms no less favorable than could be obtained from an unrelated third party. Since January 1, 2016, there were no transactions involving a “related person,” as that term is defined in Instruction 1 to Item 404(a) of Regulation S-K, identified in the responses to the annual questionnaire sent to each of our directors and executive officers, or otherwise known to the Audit Committee or to us.

PROPOSAL TWO: ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

In accordance with certain requirements of Section 14A of the Exchange Act (which were added by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules of the SEC), we are including a non-binding stockholder vote on a resolution to approve the compensation of our Named Executive Officers (so-called “Say on Pay”).

We urge stockholders to read “Executive Compensation” beginning on page 14 of this Proxy Statement, which describes in detail our executive compensation objectives, policies and procedures, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure, appearing on pages 33 through 39, which provide detailed information on the compensation of our Named Executive Officers.

The Board has adopted a policy of providing for an annual “say-on-pay” advisory vote. Accordingly, we are asking our stockholders to approve, in an advisory and non-binding vote, the following resolution in respect of this Proposal TWO:

“RESOLVED, that the stockholders approve, in an advisory and non-binding vote, the compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement relating to the Company’s Annual Meeting of Stockholders to be held on May 10, 2017.”

THE Board unanimously recommends A vote “FOR” APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

All duly submitted and unrevoked proxies will be voted FOR Proposal TWO, unless otherwise instructed.

PROPOSAL THREE: ADVISORY AND NON-BINDING VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPANY’S EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act, we are including in this proxy statement a separate resolution to request our stockholders to recommend, in an advisory and non-binding vote, whether an advisory and non-binding stockholder vote to approve executive compensation (that is, a vote similar to the non-binding vote in Proposal Two) should occur every one, two or three years. At the 2011 Annual Meeting, the stockholders voted to hold a non-binding stockholder vote to approve executive compensation every year.

The Board believes an annual advisory vote on executive compensation is the best choice for the Company based upon, among other things, the following:

●	our compensation decisions are made annually;

●	annual votes allow our stockholders to provide their feedback on our executive compensation program more frequently;

●	annual votes give us the opportunity to address any stockholder concerns regarding our executive compensation program in a more timely manner; and

●	annual votes are consistent with market preferences.

Accordingly, we are asking our stockholders to approve, in a non-binding vote, the following resolution in respect of this Proposal Three:

“RESOLVED, that the stockholders be requested to recommend, in an advisory and non-binding vote, whether to approve the Company’s executive compensation every one, two or three years.”

The voting frequency option that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, because the vote is advisory and non-binding on the Board or the Company, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR “ONE YEAR” WITH RESPECT TO THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION.

All duly submitted and unrevoked proxies will be voted for “ONE YEAR” on Proposal THREE, unless otherwise instructed.

PROPOSAL FOUR: RENEWAL OF THE MATERIAL TERMS OF THE PERFORMANCE- BASED GOALS UNDER OUR INCENTIVE PLAN TO ALLOW CERTAIN GRANTS AND AWARDS TO CONTINUE TO QUALIFY AS PERFORMANCE-BASED COMPENSATION

UNDER INTERNAL REVENUE CODE SECTION 162(M)

Summary

●	The Board is asking for stockholder approval to renew the material terms of the performance-based goals under the Incentive Plan.

●	Such approval will allow certain grants and awards to continue to qualify as performance-based compensation under Internal Revenue Code Section 162(m).

●	The Board is proposing immaterial revisions to the permissible performance-based goals under the Incentive Plan.

Introduction

The Board is asking stockholders to reapprove the material terms of the performance-based goals under the Incentive Plan so that certain incentive awards granted thereunder may continue to qualify as exempt “performance-based” compensation under Internal Revenue Code Section 162(m), as amended (“Section 162(m)”).  We are proposing immaterial revisions to the permissible performance-based goals under the Incentive Plan, as previously approved by our stockholders.  Section 162(m) denies an employer a tax deduction for certain compensation in excess of $1 million paid to “covered employees” of a publicly held corporation unless the compensation is qualified performance-based compensation.  The Section 162(m) regulations generally require that stockholders approve the material terms of the performance goals, and that performance goals be submitted for stockholder reapproval at least every five years after initial stockholder approval if the Incentive Plan authorizes the Executive Compensation Committee to select the appropriate target levels of performance to be achieved in connection with performance-based awards.  Our Incentive Plan authorizes the Executive Compensation Committee to designate which persons are eligible for performance awards for a performance period, the length of the performance period, the types of performance awards to be issued, the performance criteria that are to be used to establish performance goals, the kind or level of performance goals and other relevant matters.  Our stockholders last approved the performance-based goals in the Incentive Plan approximately three years ago at our 2014 Annual Stockholders Meeting.

The following summary of the material terms of our performance goals, as modified by the First Amendment to the Incentive Plan, is qualified by reference to the text of the Incentive Plan as currently in effect and the proposed First Amendment to the Incentive Plan attached to this Proxy Statement as Appendix A.

Performance-Based Goals

Performance awards must be based upon one or more of the following performance criteria: (i) revenues (including, without limitation, measures such as revenue per mile (loaded or total) or revenue per tractor), (ii) net revenues, (iii) fuel surcharges, (iv) accounts receivable collection or days sales outstanding, (v) cost reductions and savings (or limits on cost increases), (vi) safety and claims (including, without limitation, measures such as accidents per million miles, number of significant accidents, number of worker’s compensation claims, changes in safety scores and ratings), (vii) operating income, (viii) operating ratio, (ix) operating margin, (x) income before taxes, (xi) net income, (xii) earnings before interest and taxes (EBIT), (xiii) earnings before interest, taxes, depreciation and amortization (EBITDA), (xiv) earnings before interest, taxes, depreciation and amortization, and rents (EBITDAR), (xv) adjusted net income, (xvi) diluted earnings per share, (xvii) adjusted diluted earnings per share, (xviii) stock price, (xix) working capital measures, (xx) assets, (xxi) return on assets, (xxii) return on revenues, (xxiii) debt-to-equity or debt-to-capitalization (in each case with or without lease adjustment), (xxiv) leverage measures, (xxv) productivity and efficiency measures (including, without limitation, measures such as driver turnover, trailer-to-tractor ratio, tractor-to-non-driver ratio, average revenue per tractor, average percentages of loaded and empty miles, average fuel savings and fuel surcharge revenues), (xxvi) cash position, (xxvii) return on stockholders’ equity, (xxviii) return on invested capital, (xxix) cash flow measures (including, without limitation, free cash flow), (xxx) net margin, (xxxi) gross margin, (xxxii) market share, (xxxiii) stockholder return, (xxxiv) economic value added, or (xxxv) completion of acquisitions (either with or without specified size). In addition, the Executive Compensation Committee may establish, as additional performance criteria, the attainment by a participant of one or more personal or departmental objectives and/or goals that the Executive Compensation Committee deems appropriate, including, without limitation, implementation of Company policies, negotiation of significant corporate transactions, development of long-term business goals or strategic plans for the Company, or the exercise of specific areas of managerial responsibility. Each of the performance criteria may be expressed on an absolute and/or relative basis with respect to one or more peer group companies or indices, and may include comparisons with our past performance (including the performance of one or more of our divisions) and/or the current or past performance of other companies. Where applicable, to the extent permitted under Section 162(m) of the Code, the Executive Compensation Committee may adjust the performance criteria to omit the effects of extraordinary items, acquisitions or dispositions, unusual, one-time or non-recurring items, cumulative effects of changes in accounting principles and similar items or transactions.

For each performance period, the Executive Compensation Committee designates, in its sole discretion, within the initial period allowed under Section 162(m) of the Code, which of the Company’s employees, directors or consultants are eligible for performance awards for such period, the length of the performance period, the types of performance awards to be issued, the performance criteria to be used to establish performance goals, the kind or level of performance goals and other relevant matters. The maximum award granted or payable to any one participant under the Incentive Plan for a calendar year is 125,000 shares of Common Stock, subject to the Executive Compensation Committee’s authority to adjust awards upon certain events (described under “Proposal Five: Approval of the First Amendment to the Incentive Plan – Description of the Incentive Plan — Adjustments Upon Certain Events” below), or, in the event the award is paid in cash, $1.25 million.

Reasons for Seeking Stockholder Approval

Renewal of the material terms of the performance-based goals under the Incentive Plan will preserve the Company’s right to continue receiving a federal income tax deduction for certain compensation paid under the Incentive Plan under Section 162(m).  By ensuring that our incentive compensation is deductible by the Company for tax purposes, we can help minimize our income taxes and control our costs.

The affirmative vote of the majority of shares present in person or represented by proxy at the 2017 Annual Meeting and entitled to vote on the matter is required for the approval of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RENEWAL OF THE MATERIAL TERMS OF THE PERFORMANCE-BASED GOALS UNDER THE INCENTIVE PLAN TO ALLOW CERTAIN GRANTS AND AWARDS TO CONTINUE TO QUALIFY AS PERFORMANCE-BASED COMPENSATION UNDER INTERNAL REVENUE CODE SECTION 162(M).

All duly submitted and unrevoked proxies will be voted “FOR” Proposal FOUR, unless otherwise instructed.

PROPOSAL FIVE: APPROVAL OF THE FIRST AMENDMENT TO THE INCENTIVE PLAN

Summary

●

The Board is asking for stockholder approval to amend our Incentive Plan to increase the number of shares of Common Stock available for issuance thereunder. Equity compensation is critical for the Company to attract, motivate and retain qualified executive officers and other key personnel through competitive compensation packages, and it aligns our executives’ and stockholders’ short- and long-term interests by creating a strong and direct link between executive pay and stockholder return.

●

The Board believes the shares remaining under the Incentive Plan are insufficient to fulfill the Company’s objectives. If stockholders do not approve the First Amendment to the Incentive Plan, the Company will have approximately 270,700 remaining shares under the Incentive Plan for future awards and may need to resort to greater cash compensation to remain competitive.

●	In addition, the Board is asking for stockholder approval to amend our Incentive Plan to comply with certain shareholder advisory group guidelines and best practices, including amendments to disallow:

o	tax gross-ups of any kind;

o	payment of dividends on unvested awards; and

o	vesting periods of less than twelve months.

Introduction

At the Annual Meeting, our stockholders are being asked to approve the proposed First Amendment to the Incentive Plan to (i) increase the number of shares of Common Stock available for issuance thereunder by an additional 500,000 shares and (ii) implement additional changes designed to comply with certain shareholder advisory group guidelines and best practices. Currently there are approximately 270,700 shares available for issuance under the Incentive Plan; therefore, the First Amendment to the Incentive Plan would result in approximately 770,700 shares being available for future awards, subject to adjustment for future forfeitures (except for tax withholding and cashless exercise forfeitures) and to reflect the occurrence of certain events (described under “Proposal Five: Approval of the First Amendment to the Incentive Plan – Description of the Incentive Plan and the First Amendment to the Incentive Plan — Adjustments Upon Certain Events” below). The Executive Compensation Committee has approved the First Amendment to the Incentive Plan and the Board has directed that it be submitted for stockholder approval at the Annual Meeting. If approval of the First Amendment to the Incentive Plan is not obtained at the Annual Meeting from our stockholders, the Incentive Plan will remain in full force and effect, and our ability to grant equity awards to attract, motivate and retain new and existing key employees, directors, officers and eligible participants (collectively, “Participants”) would be limited. In that event, to remain competitive, the Company may be required to adopt additional cash or equity related compensation programs.

Before approving the First Amendment to the Incentive Plan, the Executive Compensation Committee considered a number of factors, including share usage over the last three years, shares expected to be required in the future based upon historical practices, and shares expected to be required as the Company continues to build a new management team and recruit new executives to complement and complete our leadership team. The Executive Compensation Committee believes additional shares are needed to (i) recruit talent to fill open positions on our management team and (ii) continue to make awards under the Company’s historical Short-Term Incentive Plan and Long-Term Incentive Plan, which tie a significant portion of total compensation to equity awards and align with stockholder interests. Forming our current management team has required additional shares to recruit talent from successful positions and other opportunities, which, along with share repurchases over the last two years, has significantly impacted our burn rate, particularly in 2016. Some of the equity awards granted are again available for issuance under the Incentive Plan, as we have experienced changes in our leadership team due to high turnover. For example, in 2016, we granted approximately 300,000 restricted shares under the Incentive Plan, which included 139,278 in aggregate awards to a new CEO and a new President – USAT Logistics. Of the shares granted in 2016, 177,621 have been forfeited due to turnover. As we move forward with our new leadership, in addition to shares needed for equity awards to our current management team, we anticipate requiring shares to enable us to recruit a leader of our Trucking division, a CFO, and a Chief Technology Officer. Furthermore, a significant portion of our executives’ total annual compensation is in the form of equity awards. The majority of performance-based restricted shares granted in 2016 have a performance period that extends beyond 2016. All performance-based shares granted in 2016 that had a performance period ending in 2016 and were not forfeited due to turnover, were forfeited due to failure to meet the 2016 performance targets. If performance targets are met, it benefits both our stockholders and our equity recipients. If performance targets are not met, the restricted shares are forfeited and our effective burn rate reduced.

In deciding to increase the number of shares available for issuance under the Incentive Plan by 500,000 shares, the Executive Compensation Committee considered, among other factors:

●

the approximately 270,700 shares currently available for issuance under the Incentive Plan, which includes the effects of recent forfeitures due to resignations of certain executive officers in the first quarter of 2017 and failure to meet 2016 performance conditions;

●

the number of shares necessary to attract, motivate and retain qualified executive officers and other key personnel, including, in the near-term, shares needed to recruit a leader of our Trucking division, a CFO and a Chief Technology Officer;

●	the Board’s desire to have sufficient availability under the Incentive Plan to grant awards for the next three years;

●

our current burn rate of less than 1.9%, calculated based upon performance-based awards earned in the year (versus granted) and time-based awards granted in the year, divided by our weighted average shares outstanding;

●	the number of shares of Common Stock outstanding, the dilutive effects of awards under the Incentive Plan and our projected burn rate; and

●

the effect of the price of our Common Stock on the number of shares needed to maintain the significant percentage of our compensation packages for key employees that is currently granted in the form of equity.

In addition to the factors above, the Executive Compensation Committee also considered the following factors, among others, when determining whether to approve the First Amendment to the Incentive Plan:

●

the Board’s belief that equity-based grants to employees are a highly effective recruiting and retention tool that allows key employees to share in the ownership of our Company and contribute to our revenue and earnings growth by aligning the long-term interests of our management and key employees with those of our stockholders;

●	approximately 55% of awards currently outstanding vest over four years, thus the value ultimately realized depends on the long-term value of our Common Stock;

●	approximately 45% of awards currently outstanding under the Incentive Plan vest only if certain performance criteria are achieved, thus resulting in dilution only if stockholder value is created;

●

the Board’s belief that if additional shares are not available for future awards, we would be required to discontinue or significantly curtail our current equity incentive program and increase the use of cash awards, which could have an adverse impact on our ability to attract, motivate and retain employees and our results of operations;

●	the effect of stock repurchases over the last two years on the burn rate; and

●

the provisions in the First Amendment to the Incentive Plan designed to protect stockholders’ interests, including provisions that disallow (i) tax gross-ups of any kind, (ii) payment of dividends on unvested awards and (iii) vesting periods of less than twelve months.

Provisions Designed to Protect Stockholders

The Incentive Plan (as amended by the First Amendment to the Incentive Plan) and our governance and compensation policies contain a number of provisions that we believe are designed to protect stockholder interests, including:

●	prohibition of share recycling related to exercise of stock options, shares available for issuance upon the grant of SARs and shares forfeited for tax withholding obligations;

●	prohibition of the repricing of stock options without stockholder approval;

●	prohibition of the issuance of stock options with an exercise price less than the fair market value of the Common Stock on the grant date;

●	limiting the maximum term of a stock option to ten years;

●	prohibition of (i) tax gross-ups of any kind, (ii) payment of dividends on unvested Awards and (iii) vesting periods of less than twelve months (added by the First Amendment to the Incentive Plan);

●	administration of the Incentive Plan by the Executive Compensation Committee, which is comprised entirely of independent directors;

●	double trigger change-in-control provisions upon consummation of a change-in-control in awards after July 2016;

●	awards to Participants are subject to limits as to the number of shares or cash received;

●

our Proxy Access allows eligible stockholders with an ownership threshold of 3% (in the aggregate, with an unlimited number of other stockholders) who have held their shares for at least three years and who otherwise meet the requirements set forth in our bylaws to have their nominees consisting of the greater of 25% or two nominees of our Board included in our proxy materials;

●

our Clawback Policy, which allows us to recoup incentive-based compensation (including cash- and equity-based incentive compensation) paid or granted to an employee following a material financial restatement or the imposition of a material financial penalty, subject to certain limitations, as further provided in our Clawback Policy; and

●

our Stock Ownership and Anti-Hedging and Pledging Policy, which, among other things, (i) requires our executive officers and non-employee directors to build certain stock ownership over time through equity grants, expressed as multiples of annual base salary or cash retainer for Board service, as applicable, (ii) requires such individuals to retain post-tax shares from each award on exercise, vesting or earn-out, until such individual complies with the stock ownership levels required by the Stock Ownership and Anti-Hedging and Pledging Policy and (iii) prohibits hedging transactions in our Common Stock and pledging our Common Stock as collateral for loans or purchasing our Common Stock on margin, all as further provided in our Stock Ownership and Anti-Hedging and Pledging Policy.

Description of the Incentive Plan and the First Amendment to the Incentive Plan

In May 2014, our stockholders approved the Incentive Plan, which replaced the USA Truck, Inc. 2004 Equity Incentive Plan. If approved by our stockholders at the Annual Meeting, the First Amendment to the Incentive Plan will be effective as of May 10, 2017, its approval date. The principal provisions of the Incentive Plan, as amended by the First Amendment to the Incentive Plan, are summarized below. This summary is qualified in its entirety by reference to the text of the Incentive Plan as currently in effect. The First Amendment to the Incentive Plan is attached as Appendix A to this Proxy Statement. You are urged to read the actual text of the Incentive Plan and the First Amendment to the Incentive Plan in their entirety.

The purposes of the Incentive Plan are to: (i) provide our employees with an opportunity to acquire Common Stock in a manner that reinforces our performance goals and provides an incentive to continue employment with us and work toward our long-term growth, development and financial success; (ii) attract, motivate and retain qualified executive officers and other key personnel by providing them with long-term incentives and reward such Participants by the issuance of equity grants so that these employees and directors will contribute to and participate in our long-term performance; and (iii) align our executives’ and stockholders’ short- and long-term interests by creating a strong and direct link between executive pay and stockholder return. In furtherance of these purposes, the Incentive Plan authorizes the grant of stock options and restricted stock, subject to applicable law, to our employees, directors and consultants.

The Incentive Plan allows the Executive Compensation Committee to link compensation to performance over a period of time by granting Awards that have multiple-year vesting schedules. Awards with multiple-year vesting schedules, such as restricted stock grants, provide balance to the other elements of our compensation program that otherwise link compensation to our short-term performance. Awards with multiple-year vesting schedules create an incentive for executive officers to increase stockholder value over an extended period of time because the value received from such Awards is based upon the growth of the stock price. Furthermore, the First Amendment to the Incentive Plan provides that any Award subject to vesting over a period of time will not vest in periods of less than twelve months from the Grant Date of such Award. Such Awards also incentivize executives to remain with us over an extended period of time. Thus, we believe the Incentive Plan is an effective way of aligning the interests of our executive officers with those of our stockholders.

When originally adopted, there were 500,000 shares available under the Incentive Plan. The First Amendment to the Incentive Plan increases the number of shares of Common Stock available for issuance thereunder by an additional 500,000 shares. Currently there are approximately 270,700 shares available for issuance under the Incentive Plan; therefore, the First Amendment to the Incentive Plan would result in approximately 770,700 shares being available for future awards, subject to adjustment for future forfeitures (except for tax withholding and cashless exercise forfeitures) and to reflect the occurrence of certain events (described under “Proposal Five: Approval of the First Amendment to the Incentive Plan – Description of the Incentive Plan and the First Amendment to the Incentive Plan — Adjustments Upon Certain Events” below).

In addition, we are amending our Incentive Plan to comply with certain shareholder advisory group guidelines and best market practices, and as a result, the Executive Compensation Committee approved amendments to disallow:

●	tax gross-ups of any kind;

●	payment of dividends on unvested Awards; and

●	vesting periods of less than twelve months.

Burn Rate

With the significant percentage of outstanding awards containing performance criteria and, with respect to our STIP, additional time-based vesting following conclusion of the performance period, we believe calculating the Company’s burn rate based upon performance-based awards earned in the year (versus granted) and time-based awards granted in the year, divided by our weighted average shares outstanding, provides a more accurate depiction of our burn rate.  The following table summarizes our performance-based awards to all employees over the last three years that were granted, earned and forfeited. Our current burn rate is less than 1.9%, calculated based upon performance-based awards earned in the year (versus granted) and time-based awards granted in the year, divided by our weighted average shares outstanding.

Performance-Based Awards
# of Shares (1)
Non-vested at December 31, 2013	55,812
Granted	22,161
Earned(2)	(2,136)
Forfeited	(45,072)

Non-vested at December 31, 2014	30,765
Granted	37,647
Earned(2)	(4,227)
Forfeited	(29,891)

Non-vested at December 31, 2015	34,294
Granted	180,579
Earned(2)	(2,231)
Forfeited	(67,700)

Non-vested at December 31, 2016	144,942

Non-vested at March 16, 2017	95,868

(1)	Does not include time-based awards

(2)	Does not include earned performance-based shares that are subject to further time-based vesting.

Types of Awards

A description of the Awards that may be made pursuant to the Incentive Plan follows. Such descriptions are qualified in their entirety by reference to the text of the Incentive Plan.

Stock Options.  Pursuant to the Incentive Plan, the Executive Compensation Committee may grant Awards in the form of stock options to purchase shares of Common Stock, which stock options may be non-qualified or incentive stock options for federal income tax purposes. Stock options granted under the Incentive Plan vest and become exercisable at such times and upon such terms and conditions as may be determined by the Executive Compensation Committee.  Any stock option granted in the form of an incentive stock option must satisfy the requirements of Section 422 of the Code.  The exercise price per share of Common Stock for any stock option cannot be less than 100% of the Fair Market Value of a share of Common Stock on the day that the stock option is granted.  In addition, the term of the stock option may not exceed ten years. The exercise price of any stock option granted pursuant to the Incentive Plan may not be subsequently reduced by amendment or cancellation and substitution of such stock option or any other action of the Executive Compensation Committee without stockholder approval, subject to the Executive Compensation Committee’s authority to adjust Awards upon certain events as set forth in the Incentive Plan and as described below under “Adjustments Upon Certain Events.”

A stock option may be exercised by paying the exercise price in cash or its equivalent and/or, to the extent permitted by the Executive Compensation Committee and applicable law, shares of Common Stock, a combination of cash and shares of Common Stock, or through the delivery of irrevocable instruments to a broker to sell the shares obtained upon the exercise of the stock option and to deliver to us an amount equal to the exercise price.

Stock Appreciation Rights.  The Executive Compensation Committee may grant Awards in the form of stock appreciation rights, either in tandem with a stock option (“Tandem SARs”) or independent of a stock option (“Freestanding SARs”).  The exercise price of a stock appreciation right is an amount determined by the Executive Compensation Committee, but in no event is such amount less than 100% of the Fair Market Value of a share of Common Stock on the date that the stock appreciation right was granted or, in the case of a Tandem SAR, the exercise price of the related stock option.

A Tandem SAR may be granted either at the time of grant of the related stock option or at any time thereafter during the term of the related stock option.  A Tandem SAR is exercisable to the extent its related stock option is exercisable.  Each Tandem SAR will entitle the holder of such stock appreciation right to surrender the related stock option and to receive an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the stock option exercise price per share of Common Stock, times (ii) the number of shares of Common Stock covered by the stock option that is surrendered.  Upon the exercise of a stock option as to some or all of the shares of Common Stock covered by such stock option, the related Tandem SAR is automatically canceled to the extent of the number of shares of Common Stock covered by the exercise of the stock option.

Other Stock-Based Awards.  The Executive Compensation Committee may grant Awards in the form of Stock Awards (for either unrestricted or restricted shares of Common Stock), Restricted Stock Unit Awards, and other Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Common Stock.  Such other stock-based Awards are in such form, and dependent on such conditions, as the Executive Compensation Committee determines, including, without limitation, the right to receive, or vest with respect to, one or more shares of Common Stock (or the equivalent cash value of such shares of Common Stock) upon the completion of a specified period of service, the occurrence of an event, and/or the attainment of performance objectives.

Performance Units.  The Executive Compensation Committee may grant Awards in the form of performance units, which are units valued by reference to designated criteria established by the Executive Compensation Committee other than Common Stock.  Performance units are in such form, and dependent on such conditions, as the Executive Compensation Committee determines, including, without limitation, the right to receive a designated payment upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives.

Performance Awards.  Performance Awards are designed to reward executive officers for their contributions to our financial and operating performance and are based primarily upon our financial results and certain operating statistics that the Executive Compensation Committee identifies each year as being important to our success.  Performance Awards are Awards structured to qualify as deductible “performance-based” compensation for purposes of Section 162(m) of the Code.  Performance Awards may take the form of cash, Stock Awards, Restricted Stock Unit Awards or performance units that are conditioned upon the satisfaction of enumerated performance criteria during a stated performance period, which Awards, in addition to satisfying the requirements otherwise applicable to that type of Award generally, also satisfy the requirements of Performance Awards under the Incentive Plan.

Performance Awards must be based upon one or more of the performance criteria set forth in Proposal Four.

Administration

The Incentive Plan is administered by the Executive Compensation Committee, or such other committee as may be designated by the Board, which consists of at least two individuals who are intended to qualify both as “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, and as “outside directors” within the meaning of the definition of such term as contained in Section 1.162-27(e)(3) of the Treasury Regulations, or any successor definition adopted under Section 162(m) of the Code.

The Executive Compensation Committee may allocate all or any portion of its responsibilities and powers under the Incentive Plan to any one or more of its members, the Company’s CEO, or other senior members of management as the Executive Compensation Committee deems appropriate; however, only the Executive Compensation Committee, or another committee consisting of two or more individuals who qualify both as “non-employee directors” and as “outside directors,” may select and grant Awards to Participants who are subject to Section 16 of the Exchange Act or are “covered employees” pursuant to Section 1.162-27(c)(2) of the Treasury Regulations, or any successor definition adopted under Section 162(m) of the Code.  The Executive Compensation Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

Shares Available and Maximum Awards

There were originally 500,000 shares of Common Stock available for issuance pursuant to the Incentive Plan. As of December 31, 2016, we had approximately 146,000 shares available for issuance. Due to awards and forfeitures since December 31, 2016, approximately 270,700 shares currently remain available for future Awards. In March 2017, the Executive Compensation Committee adopted the First Amendment to the Incentive Plan to increase by 500,000 the number of shares of the Company’s Common Stock available for issuance of stock grants, options and other equity awards to the Company’s employees, directors and consultants, which would result in approximately 770,700 shares being currently available for future awards following such increase, subject to approval by our stockholders at the Annual Meeting. Any shares subject to outstanding option or restricted stock grants are counted against the shares reserved and available for issuance as one share for every share subject thereto. If an option expires or is terminated without having been exercised in full, or if a restricted stock grant is forfeited, the unexercised or forfeited shares become available for future grant under the Incentive Plan.

The number of shares of Common Stock available under the Incentive Plan may be adjusted to reflect the occurrence of certain events (described under “Proposal Five: Approval of the First Amendment to the Incentive Plan – Description of the Incentive Plan and the First Amendment to the Incentive Plan — Adjustments Upon Certain Events” below). Shares received upon the exercise of stock options, shares reserved for issuance upon the grant of SARs, and shares forfeited for tax withholding obligations are not available for use under the Incentive Plan. Awards that terminate by expiration, non-tax forfeiture, cancellation or otherwise without the issuance of such shares, are settled in cash in lieu of shares of Common Stock, or are exchanged for Awards not involving shares of Common Stock will become available again under the Incentive Plan. The shares of Common Stock available for issuance under the Incentive Plan may be authorized and unissued shares or treasury shares, including shares purchased in open market or private transactions.

The maximum Award granted or payable to any one Participant under the Incentive Plan for a calendar year, is 125,000 shares of Common Stock, subject to the Executive Compensation Committee’s authority to adjust Awards upon certain events (described under “Proposal Five: Approval of the First Amendment to the Incentive Plan – Description of the Incentive Plan and the First Amendment to the Incentive Plan — Adjustments Upon Certain Events” below), or, in the event the Award is paid in cash, $1.25 million.

Payment Terms

Awards may be paid in cash, shares of Common Stock, a combination of cash and shares of Common Stock or in any other permissible form, as the Executive Compensation Committee determines. Payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Executive Compensation Committee deems appropriate, including, in the case of Awards paid in shares of Common Stock, restrictions on transfer of such shares and provisions regarding the forfeiture of such shares under certain circumstances.

At the discretion of the Executive Compensation Committee, a Participant may defer payment of any Award, salary, bonus compensation, Board compensation, or any portion thereof. If permitted by the Executive Compensation Committee, any such deferral shall be accomplished by the delivery of a written, irrevocable election by the Participant prior to the time established by the Executive Compensation Committee for such purpose, on a form provided by the Company.

The Company is entitled to deduct from any payment to a Participant under the Incentive Plan the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to the Company such tax prior to and as a condition of the making of such payment. Subject to certain limitations, the Executive Compensation Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding any shares of Common Stock to be paid under such Award or by permitting the Participant to deliver to the Company shares of Common Stock having a Fair Market Value equal to the amount of such taxes.

No Dividends or Gross-Ups

The First Amendment to the Incentive Plan prohibits payment of dividends on unvested awards or additional withholding tax “gross-up” payments to Participants to meet excise taxes or other additional income tax liability.

Repricing Prohibited

Except for certain adjustments that the Incentive Plan contemplates, we may not, without obtaining stockholder approval, (i) amend the terms of outstanding options or stock appreciation rights to reduce the exercise price of such outstanding options or stock appreciation rights; (ii) cancel or substitute outstanding options or stock appreciation rights in exchange for options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights; or (iii) cancel or substitute outstanding options or stock appreciation rights with an exercise price above the current price of our Common Stock in exchange for cash or other securities.

Change-in-Control

Our recent equity award agreements contain double trigger, rather than single trigger, vesting of equity-based awards upon a change-in-control, as defined therein. Equity awards granted after July 2016 include a double trigger provision, which provides for the payment, or acceleration of payment, of compensation following a change-in-control only when the recipient is terminated without “cause” or is subject to a “constructive termination” during the twelve months following a change-in-control.

Adjustments Upon Certain Events

In the event that there is, with respect to the Company, a stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, or transaction or exchange of Common Stock or other corporate exchange, or any distribution to stockholders of Common Stock or other property or securities (other than regular cash dividends), or any transaction similar to the foregoing or other transaction that results in a change to the Company’s capital structure, then the Executive Compensation Committee shall make substitutions and/or adjustments to the maximum number of shares available for issuance under the Incentive Plan, the maximum Award payable, the number of shares to be issued pursuant outstanding Awards, the option prices, exercise prices or purchase prices of outstanding Awards and/or any other affected terms of an Award or the Incentive Plan as the Executive Compensation Committee, in its sole discretion, deems equitable or appropriate.

The Executive Compensation Committee, in its sole discretion and without liability to any person, may adjust Performance Goals and Performance Periods for Performance Awards to the extent permitted by Section 162(m) of the Code to prevent the dilution or enlargement of a Participant’s rights with respect to a Performance Award. For Stock Awards conditioned, restricted and/or limited based on Performance Goal(s), the length of the Performance Period, the Performance Goal(s) to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goal(s) has (have) been attained shall be conclusively determined by the Executive Compensation Committee, but the Executive Compensation Committee may only adjust downward, not upward, any amount determined to be otherwise payable in connection with such an Award. With the exception of the foregoing, the Executive Compensation Committee shall not reprice any stock options and/or stock appreciation rights unless such action is approved by the Company’s stockholders. “Reprice,” as used in the Incentive Plan, means (i) the reduction, directly or indirectly, in the per-share exercise price of an outstanding stock option(s) or other stock appreciation right(s) issued under the Incentive Plan by amendment, cancellation or substitution, (ii) the replacement of an outstanding stock option(s) and/or stock appreciation right(s) issued under the Incentive Plan in exchange for cash or other consideration, or (iii) any other action that would be treated as a “repricing” under the rules and interpretations of the principal national securities exchange on which the Common Stock is then listed or admitted to trading.

Termination and Amendment

The Executive Compensation Committee may suspend or terminate the Incentive Plan at any time for any reason with or without prior notice. In addition, the Executive Compensation Committee may, from time to time for any reason and with or without prior notice, amend the Incentive Plan in any manner, but may not, without stockholder approval, adopt any amendment which would require the vote of the stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws or regulations, including, but not limited to, the listing requirements of the stock exchanges or quotation systems on which the securities of the Company are listed. No Awards may be made pursuant to the Incentive Plan after May 23, 2024. No amendment may materially and adversely affect any of the rights of such Participant under any Award theretofore granted to such Participant under the Incentive Plan.

Tax Status of Incentive Plan Awards

No person connected with the Incentive Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents and employees, makes any representation, commitment or guaranty that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to the tax treatment of any Award, any amounts deferred under the Incentive Plan, or paid to or for the benefit of a Participant under the Incentive Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Incentive Plan.

Securities Act Registration

The registration with the SEC on Form S-8 of the shares of Common Stock issuable under the Incentive Plan will be post-effectively amended on Form S-8 as soon as practicable, subject to the stockholders’ approval of the First Amendment to the Incentive Plan.

Eligible Participants

Participants in the Incentive Plan will be selected by the Executive Compensation Committee from our executive officers, directors, employees and consultants. As of December 31, 2016, approximately 2,000 employees and seven non-employee directors were eligible to participate in the Incentive Plan.

The selection of those persons within a particular class who will receive Awards is entirely within the discretion of the Executive Compensation Committee. Only employees, however, are eligible to receive “incentive stock options” within the meaning of Section 422 of the Code. The Executive Compensation Committee has not determined how many persons are likely to participate in the Incentive Plan over time. The Executive Compensation Committee intends, however, to grant most Awards to those persons who are in a position to have a significant direct impact on our growth, profitability and success, which would include a portion of the Participants in the Incentive Plan.

Federal Income Tax Status of Incentive Plan Awards

The following is only a summary of the effect of federal income taxation upon us and the Participants under the Incentive Plan. It does not purport to be complete and does not discuss all of the tax consequences of a Participant’s death or the provisions of the income tax laws of any state, municipality or foreign country in which the Participants may reside.

Incentive Stock Options. A Participant is not treated as receiving taxable income upon either the grant of an incentive stock option (an “ISO”) or upon the exercise of an ISO. However, the difference between the exercise price and the fair market value on the date of exercise is an item of tax preference at the time of exercise in determining liability for the alternative minimum tax, assuming that the Common Stock is either transferable or is not subject to a substantial risk of forfeiture under Section 83 of the Code. If at the time of exercise, the Common Stock is both nontransferable and is subject to a substantial risk of forfeiture, the difference between the exercise price and the fair market value of the Common Stock (determined at the time the Common Stock becomes either transferable or not subject to a substantial risk of forfeiture) will be a tax preference item in the year in which the Common Stock becomes either transferable or not subject to a substantial risk of forfeiture.

If Common Stock acquired by the exercise of an ISO is not sold or otherwise disposed of within two years from the date of its grant and is held for at least one year after the date such Common Stock is transferred to the Participant upon exercise, any gain or loss resulting from its disposition is treated as long-term capital gain or loss. If such Common Stock is disposed of before the expiration of the above-mentioned holding periods, a “disqualifying disposition” occurs. If a disqualifying disposition occurs, the Participant realizes ordinary income in the year of the disposition in an amount equal to the difference between the fair market value of the Common Stock on the date of exercise and the exercise price, or the selling price of the Common Stock and the exercise price, whichever is less. The balance of the Participant’s gain on a disqualifying disposition, if any, is taxed as capital gain.

We are not entitled to any tax deduction as a result of the grant or exercise of an ISO, or on a later disposition of the Common Stock received, except that in the event of a disqualifying disposition, we are entitled to a deduction equal to the amount of ordinary income realized by the Participant.

Non-Qualified Stock Options. A Participant does not recognize any taxable income upon the grant of a non-qualified stock option (a “NSO”), and we are not entitled to a tax deduction by reason of such grant. Upon exercise of a NSO, the Participant recognizes ordinary income generally measured by the excess of the then fair market value of the shares over the exercise price, and we are entitled to a corresponding tax deduction. Upon a disposition of shares acquired upon exercise of a NSO by the Participant, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Such subsequent disposition by the Participant has no tax consequence to us.

Stock Appreciation Rights.  No income is realized by a Participant at the time a stock appreciation right is awarded, and no deduction is available to us at such time.  A Participant realizes ordinary income upon the exercise of the stock appreciation right in an amount equal to the fair market value of the shares of Common Stock received by the Participant from such exercise, and we will be entitled to a corresponding deduction at such time, subject to the limitations of Section 162(m) of the Code, if applicable (see “Proposal Five: Approval of the First Amendment to the Incentive Plan – Description of the Incentive Plan and the First Amendment to the Incentive Plan — Limitation on Income Tax Deduction” below).

Unrestricted Stock-Based Award.  Upon the grant of an unrestricted stock-based Award, a Participant will realize taxable income equal to the fair market value at such time of the shares of Common Stock received by the Participant under such Award (less the purchase price therefor, if any), and we will be entitled to a corresponding deduction at that time, subject to the limitations of Section 162(m) of the Code, if applicable (see “Proposal Five: Approval of the First Amendment to the Incentive Plan – Description of the Incentive Plan — Limitation on Income Tax Deduction” below).

Restricted Stock-Based Award.  Upon the grant of a restricted stock-based Award, no income will be realized by a Participant (unless a Participant timely makes an election to accelerate the recognition of the income to the date of the grant), and we will not be allowed a deduction at that time.  When the Award vests and is no longer subject to a substantial risk of forfeiture for income tax purposes, the Participant will realize taxable ordinary income in an amount equal to the fair market value at such time of the shares of Common Stock received by the Participant under such Award (less the purchase price therefor, if any), and we will be entitled to a corresponding deduction at such time.  If a Participant does make a timely election to accelerate the recognition of income, then the Participant will recognize taxable ordinary income in an amount equal to the cash and the fair market value at the time of grant of the shares of Common Stock to be received by the Participant under such Award (less the purchase price therefor, if any), and we will be entitled to a corresponding deduction at such time.  Participants will only be eligible to make such an election on restricted stock-based Awards that constitute an Award of “property” within the meaning of Section 83 of the Code (e.g., shares of restricted stock) as of the grant date.  In each case, our deduction will be subject to the limitations of Section 162(m) of the Code, if applicable (see “Proposal Five: Approval of the First Amendment to the Incentive Plan – Description of the Incentive Plan and the First Amendment to the Incentive Plan — Limitation on Income Tax Deduction” below).

Performance Units and Performance Awards.  A Participant receiving a performance unit or a Performance Award will not recognize income, and we will not be allowed a deduction, at the time such Award is granted.  When a Participant receives payment of a performance unit or Performance Award, the amount of the fair market value of any shares of Common Stock received will be ordinary income to the Participant, and we will be entitled to a corresponding deduction at that time, subject to the limitations of Section 162(m) of the Code, if applicable (see “Proposal Five: Approval of the First Amendment to the Incentive Plan – Description of the Incentive Plan and the First Amendment to the Incentive Plan — Limitation on Income Tax Deduction” below).

Effect of Deferral on Taxation of Awards.  If the Executive Compensation Committee permits a Participant to defer the receipt of payment of an Award and such Participant makes an effective election to defer the payment of the Award in accordance with the administrative guidelines established by the Executive Compensation Committee, the Participant will not realize taxable income until the date the Participant becomes entitled to receive such payment pursuant to the terms of the deferral election, and we will not be entitled to a deduction until such time, assuming the deferral arrangement complies with Section 409A of the Code.  Any interest or dividends paid on, or capital gains resulting from, the investment by us of the amount deferred during the deferral period will be taxable to us in the year recognized.  At the time the Participant becomes entitled to receive the deferred payment, the Participant will recognize taxable income in an amount equal to the actual payment to be received, including any interest or earnings credited on the amount deferred during the deferral period, and we will be entitled to a corresponding deduction for such amount at that time, subject to the limitations of Section 162(m) of the Code, if applicable (see “Proposal Five: Approval of the First Amendment to the Incentive Plan – Description of the Incentive Plan and the First Amendment to the Incentive Plan — Limitation on Income Tax Deduction” below).  Section 409A of the Code generally establishes rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% penalty tax (plus interest) on the employee or other service provider who is entitled to receive the deferred compensation.

Limitation on Income Tax Deduction

Pursuant to Section 162(m) of the Code, we may not deduct compensation paid to a “covered employee” (as defined in Section 162(m) of the Code) in any year in excess of $1 million.  However, qualifying performance-based compensation is not subject to such limitation if certain requirements are met.  One requirement is stockholder approval of (i) the Performance Criteria upon which performance-based Awards may be based, (ii) the annual per-Participant limits on grants of performance-based Awards and stock options and stock appreciation rights, and (iii) the class of employees eligible to receive Awards.  In Proposal Four, the Board is asking stockholders to reapprove the material terms of the performance-based goals under the Incentive Plan so that certain incentive awards granted thereunder may continue to qualify as exempt “performance-based” compensation under Section 162(m).  The Executive Compensation Committee may grant Awards under the Incentive Plan that do not qualify as performance-based compensation under Section 162(m) of the Code.  The payment of any such non-qualifying Awards to a “covered employee” could be non-deductible by us, in whole or in part, under Section 162(m) of the Code, depending on such “covered employee’s” total compensation in the applicable year or other considerations.

Incentive Plan Benefits

The following table sets forth certain information regarding grants of equity awards made under the Incentive Plan during 2016 to: (i) each of the Named Executive Officers; (ii) all current executive officers of the Company as a group; (iii) all current directors who are not executive officers as a group; and (iv) all employees, including all current officers who are not executive officers, as a group. Because our equity compensation links vesting to retention, there have been forfeitures of a significant number of shares underlying equity awards for 2016. Of the restricted shares granted in 2016, 177,621 have been forfeited due to turnover. Furthermore, the majority of performance-based restricted shares granted in 2016 have a performance period that extends beyond 2016. All performance-based shares granted in 2016 that had a performance period ending in 2016 and were not forfeited due to turnover, were forfeited due to failure to meet the 2016 performance targets. The table below reflects, as required by applicable SEC rules, grant date fair value under FASB ASC Topic 718. Future awards, if any, that will be made to eligible Participants under the Incentive Plan are subject to the discretion of the Executive Compensation Committee. Accordingly, future grants under the Incentive Plan are not determinable.

	2016 (1)
Name and Principal Position	Dollar Value(2)	Number of Equity Awards
John R. Rogers	$1,357,504	97,691
Former President, Chief Executive Officer and Director(3)		(substantially forfeited)
Joseph M. Kaiser	$123,396	8,400
Vice President and Chief Accounting Officer and former Principal Financial Officer
James A. Craig	$669,967	41,587
Executive Vice President, Chief Commercial Officer and President – USAT Logistics
Troy A. Robertson	$48,477	3,300
Vice President and General Counsel
Thomas M. Glaser	$149,434	10,860
Former President and Chief Executive Officer(4)
Michael K. Borrows	$900,591	57,134
Former Executive Vice President and Chief Financial Officer(3)		(substantially forfeited)
N. Martin Tewari	$384,989	22,580
Former President – Trucking(3)		(substantially forfeited)
Executive Group	$3,634,358	241,552
Non-Executive Director Group	$345,116	20,594
Employee Group	$577,317	39,300

(1)	Represents the 2016 grants that were granted at various dates during the year, all of which were restricted stock.

(2)

This column represents the grant date fair value of the stock awards under FASB ASC Topic 718 granted to the recipients during 2016. The fair value of the equity awards is accounted for in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions, refer to Note 1, Description of Business and Summary of Significant Accounting Policies and Note 10, Equity Compensation and Employee Benefit Plans, of our consolidated financial statements in the Form 10-K for the year-ended December 31, 2016, as filed with the SEC on March 3, 2017. These amounts reflect our expected accounting expense over the relevant performance period and do not necessarily correspond to the actual value that will be recognized by the recipients.

(3)

All unvested equity awards to Messrs. Rogers, Borrows and Tewari were forfeited as of their respective separations from the Company. See “Executive Compensation – Compensation Discussion and Analysis – Separation Agreements.”

(4)

All shares granted to Mr. Glaser are included in the Executive Group. Upon the conclusion of his service as President and CEO and upon his appointment as Vice Chairman of the Board, Mr. Glaser received a grant of 10,860 restricted shares. Of the restricted shares granted, (i) 4,360 of the shares were in recognition of his appointment as Vice Chairman of the Board as part of the non-employee director compensation package, and will vest on the date of the 2017 Annual Meeting, and (ii) 6,500 shares were in recognition of his service as President and CEO.

Equity Compensation Plan Information

The following table provides certain information, as of December 31, 2016, with respect to our compensation plans under which shares of Common Stock are authorized for issuance. The number of shares of Common Stock reflected in column (a) of the following table is comprised of 285,196 shares of unvested restricted stock granted under the Incentive Plan and 18,915 shares granted as an inducement grant under Nasdaq Listing Rule 5635(c)(4). The number of shares of Common Stock reflected in column (c) of the following table is comprised entirely of shares available for future grant under the Incentive Plan as of December 31, 2016, as described below, and neither column (a) nor (c) includes the additional shares available for issuance thereunder contemplated by the First Amendment to the Incentive Plan. Shares of Common Stock underlying outstanding options granted under the Incentive Plan that are terminated or expire unexercised will be available for future grant.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining eligible for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)		(b)(1)	(c)
Equity Compensation Plans Approved by Security Holders	285,196		$--	146,754

Equity Compensation Plans Not Approved by Security Holders	18,915	(2)	$--	--

Total	304,111		$--	146,754

(1)	No exercise price is reflected in this column, as restricted stock awards do not require the payment of an exercise price.

(2)

The restricted shares granted to Mr. Reed were an inducement grant under Nasdaq Listing Rule 5635(c)(4) and were granted outside the Company’s Incentive Plan as an inducement material to Mr. Reed’s acceptance of employment with the Company.

THE Board unanimously recommends A vote “FOR” THE APPROVAL OF THE FIRST AMENDMENT TO THE INCENTIVE PLAN.

All duly submitted and unrevoked proxies will be voted “FOR” Proposal FIVE, unless otherwise instructed.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm we utilized during fiscal years 2016 and 2015 was Grant Thornton LLP. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions. The representatives of Grant Thornton LLP will have the opportunity to make a statement at the Annual Meeting if they choose to do so.

Principal Accounting Fees and Services

The following table presents fees for professional services rendered by our principal accountant, Grant Thornton LLP, for the years ended December 31, 2016 and 2015 for the audit of our consolidated financial statements and fees billed for other services rendered.

	2016	2015
Audit Fees(a)	$394,000	$385,000

Other Fees:
Audit-Related Fees(b)	--	--
Tax Fees(c)	--	--
All Other Fees(d)	$--	$45,000

(a)

Fees and expenses for (i) the integrated audit of the consolidated financial statements included in our Annual Reports on Form 10-K and internal controls over financial reporting; (ii) the reviews of the interim consolidated financial information included in our Quarterly Reports on Form 10-Q; (iii) consultations concerning financial accounting and reporting; and (iv) reviews of documents filed with the SEC and provision of related consents.

(b)	Fees and expenses paid to our principal accountant for services reasonably related to the performance of the audit or review of our financial statements that are not reported under “audit fees.”

(c)	Fees and expenses paid to our principal accountant for (i) tax compliance; (ii) tax planning; and (iii) tax advice.

(d)

Fees and expenses paid to our principal accountant for services other than audit fees, audit-related fees and tax fees. For 2015, the amount shown includes approximately $30,000 in fees incurred in connection with our participation in a secondary offering in May 2015.

The Audit Committee selects the firm that performs the integrated audit of our consolidated financial statements and internal controls over financial reporting, determines the compensation of that firm and pre-approves all services of any type that firm renders to us. The Audit Committee has been informed of the types of services Grant Thornton LLP rendered to us and has determined that, in providing those services, Grant Thornton LLP has maintained its independence as to us. The Audit Committee has a written policy for the pre-approval of the audit and non-audit services performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair their independence. The Audit Committee pre-approves the engagement terms and fees of annual audit services, and any changes in such terms and fees resulting from changes in audit scope, our structure or other matters. The Audit Committee may also grant pre-approval for other audit services, audit-related services (which include assurance and related services that are reasonably related to the audit or review of our consolidated financial statements and that are traditionally performed by the independent auditor) and tax services. Each pre-approval, unless earlier withdrawn or modified by the Audit Committee, has a term of twelve months, unless the Audit Committee specifically provides for a different period. The pre-approval policy also contains a non-exclusive list of prohibited non-audit services that may not be performed by our independent registered public accounting firm, and provides that permissible non-audit services classified as “all other services” must be separately pre-approved by the Audit Committee. The Audit Committee did not approve any services pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated under the Exchange Act, which permits the waiver of the pre-approval requirements in certain circumstances.

STOCKHOLDER PROPOSALS

Under SEC rules and regulations, stockholder proposals intended to be presented at the 2018 Annual Meeting (other than proxy access nominations) must be received by the Company no later than December 5, 2017 to be eligible for inclusion in our proxy statement and form of proxy for next year’s meeting. However, if the date of the 2018 Annual Meeting is more than thirty days before or after May 10, 2018, then the deadline for submitting any such stockholder proposal for inclusion in the proxy materials relating to the 2018 Annual Meeting shall be a reasonable time before we begin to print or mail such proxy materials.

If, pursuant to our bylaws, any stockholder intends to present a proposal at the 2018 Annual Meeting without inclusion of such proposal in our proxy materials, we must receive notice of such proposal no earlier than January 10, 2018 and no later than February 9, 2018. Any notice received prior to January 10, 2018 or after February 9, 2018 is untimely. However, if the date of the 2018 Annual Meeting is more than twenty-five days before or after May 10, 2018, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth day following the first day on which the notice of the date of the 2018 Annual Meeting was mailed or public disclosure of the date of the annual meeting otherwise was made, whichever occurs first.

Proposals (other than proxy access nominations) must concern a matter that may be properly considered and acted upon at the Annual Meeting in accordance with applicable laws and regulations and our bylaws, committee charters and policies, and must otherwise comply with Rule 14a-8 of the Exchange Act and we reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these requirements.

The Board recently amended and restated the Company’s bylaws to include a proxy access provision. Under the amended and restated bylaws, stockholders who meet the requirements set forth in the amended and restated bylaws may submit director nominations for inclusion in the proxy materials. Proxy access nominations for the 2018 Annual Meeting must be received by the Company no earlier than November 5, 2017 and no later than December 5, 2017 assuming the date of the 2018 Annual Meeting is not more than thirty days before and not more than seventy days after April 4, 2018, and must meet all the requirements set forth in the amended and restated bylaws.

Any proposal (including proxy access nominations) should be addressed to USA Truck, Inc., Attention: Corporate Secretary, 3200 Industrial Park Road, Van Buren, Arkansas 72956.

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors
David F. Marano
Secretary

April 4, 2017

Upon written request of any stockholder, we will furnish, without charge, a copy of our 2016 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto. The written request should be sent to David F. Marano, Secretary, at our executive offices, 3200 Industrial Park Road, Van Buren, Arkansas 72956. The written request must state that as of March 16, 2017, the person making the request was a beneficial owner of shares of our Common Stock.

APPENDIX A

FIRST AMENDMENT

TO THE

USA TRUCK, INC.

2014 OMNIBUS INCENTIVE PLAN

This First Amendment (this "First Amendment") to the USA Truck, Inc. 2014 Omnibus Incentive Plan (the "Plan") is made and adopted by USA Truck Inc. (the "Company"). Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Plan, as amended by the First Amendment.

WHEREAS, the Company has adopted the Plan for the benefit of employees, directors, and other eligible participants;

WHEREAS, the Plan is administered by the Executive Compensation Committee of the Board of Directors of the Company (the "Committee");

WHEREAS, Section 16.4 of the Plan provides that the Committee may amend the Plan from time to time, subject to the approval of the Company's stockholders as required under applicable laws or regulations;

WHEREAS, the number of shares of common stock of the Company available for issuance under the Plan is no longer sufficient to fulfill the objectives of the Plan;

WHEREAS, the Committee desires to make additional changes to comply with certain shareholder advisory group guidelines and best practices;

WHEREAS, the Committee desires to further amend the Plan through this First Amendment to increase by 500,000 the number of shares available for issuance pursuant to the Plan and make additional changes to comply with certain shareholder advisory group guidelines and best practices.

RESOLVED, that the Committee hereby amends the Plan as follows, with deletions shown as bold strikethroughs and additions shown as bold underlines:

1. Section 2.1(t) of the Plan is hereby amended in its entirety as follows:

(t)     "Performance Criteria" means the one or more criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period. The Performance Criteria that will be used to establish such Performance Goal(s) shall be expressed in terms of the attainment of specified levels of one or any variation or combination of the following: revenues (including, without limitation, measures such as revenue per mile (loaded or total) or revenue per tractor), net revenues, fuel surcharges, accounts receivable collection or days sales outstanding, cost reductions and savings (or limits on cost increases), safety and claims (including, without limitation, measures such as accidents per million miles, number of significant accidents, number of worker's compensation claims, changes in safety scores and ratings), operating income, operating ratio, operating margin, income before taxes, net income, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation, and amortization (EBITDA), earnings before interest, taxes, depreciation and amortization, and rents (EBITDAR), adjusted net income, diluted earnings per share, adjusted diluted earnings per share, stock price, working capital measures, assets, return on assets, return on revenues, debt-to-equity or debt-to-capitalization (in each case with or without lease adjustment), leverage measures, productivity and efficiency measures (including, without limitation, measures such as driver turnover, trailer-to-tractor ratio, tractor-to-non-driver ratio, average revenue per tractor, average percentages of loaded and empty miles, average fuel savings, and fuel surcharge revenues), cash position, return on stockholders’ equity, return on invested capital, cash flow measures (including, without limitation, free cash flow), net margin, gross margin, market share, stockholder return, economic value added, or completion of acquisitions (either with or without specified size). In addition, the Committee may establish, as additional Performance Criteria, the attainment by a Participant of one or more personal objectives and/or goals that the Committee deems appropriate, including, without limitation, implementation of Company policies, negotiation of significant corporate transactions, development of long-term business goals or strategic plans for the Company, or the exercise of specific areas of managerial responsibility. Each of the Performance Criteria may be expressed on an absolute and/or relative basis with respect to one or more peer group companies or indices, and may include comparisons with past performance of the Company (including one or more divisions thereof, if any) and/or the current or past performance of other companies. Where applicable, to the extent permitted under Section 162(m) of the Code, the Committee may adjust the performance criteria to omit the effects of extraordinary items, acquisitions or dispositions, unusual, one-time or non-recurring items, cumulative effects of changes in accounting principles and similar items or transactions.

A-1

2. Section 6.1 of the Plan is hereby amended in its entirety as follows:

Section 6.1.     Available Shares. The maximum aggregate number of shares of Common Stock which shall be available for the grant of Awards under the Plan from and after the ~~Plan~~ First Amendment effective date (including incentive stock options) until the end of the Plan's Term shall not exceed 500,000 shares plus such of the 500,000 shares previously reserved as become available for grant pursuant to the terms of the Plan (the "Share Reserve"). The Share Reserve shall be subject to adjustment as provided in Section 6.2. Any shares of Common Stock related to Awards that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of Common Stock, or are exchanged with the Committee’s permission for Awards not involving Common Stock (collectively, "Terminated Shares") shall be available again for grant under the Plan to the extent such Terminated Shares relate to Awards granted on or after the Plan effective date. Notwithstanding anything contained in this Plan to the contrary, the following shares shall not become available for issuance under the Plan: (a) shares tendered by Participants as full or partial payment to the Company upon exercise of stock options granted under this Plan; (b) shares reserved for issuance upon the grant of SARs, to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the SARs; (c) shares withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations upon the lapse of restrictions on Restricted Stock or the exercise of stock options or SARs granted under the Plan or upon any other payment or issuance of shares under the Plan; (d) shares that were reserved for issuance under the Predecessor Plan; and (e) shares that are related to Awards granted under the Predecessor Plan that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, are settled in cash in lieu of Common Stock, or are exchanged with the Committee’s permission for Awards not involving Common Stock. The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares, including shares purchased in open market or private transactions. For the purpose of computing the total number of shares of Common Stock granted under the Plan, where one or more types of Awards, both of which are payable in shares of Common Stock, are granted in tandem with each other such that the exercise of one type of Award with respect to a number of shares cancels an equal number of shares of the other, the number of shares granted under both Awards shall be deemed to be equivalent to the number of shares under one of the Awards.

3. Section 6.4 is hereby added to the Plan, immediately following Section 6.3:

Section 6.4.     Vesting. Notwithstanding any provision contained in the Plan to the contrary, any Award subject to vesting over a period of time shall not vest in a period of less than twelve (12) months from the Grant Date of such Award.

4. Section 13.2 of the Plan is hereby amended to add the following sentence to the end thereof:

"The Company shall not make additional withholding tax "gross-up" payments to Participants to meet excise taxes or other additional income tax liability."

5. Article XIV of the Plan is hereby amended in its entirety as follows:

Article XIV

Dividend and Dividend Equivalents

Dividends and dividend equivalents shall not be paid on Awards before such Awards vest.

6. Except as expressly amended hereby, all provisions of the Plan shall remain unmodified and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms.

7. This First Amendment shall be and hereby is incorporated in and forms a part of the Plan.

8. This First Amendment is contingent upon and shall have no force or effect until such time as it is approved by the stockholders of the Company.

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Fitch Proof 88655 USA Trucking Proxy Card Front

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK ★★★ EASY IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

REVOCABLE PROXY
USA TRUCK, INC.

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on May 9, 2017.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – 1 (866) 894-0537
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares

PLEASE SIGN, DATE AND RETURN THIS PROXY AS SOON AS POSSIBLE.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided

▲ Detach card, sign, date and mail in postage paid envelope provided. ▲

PROXY

Please mark your votes like this **X**

(01) Maj. Gen. (Ret.) Barbara J. Faulkenberry
(02) M. Susan Chambers

FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
☐	☐	☐

INSTRUCTION: To withhold authority to vote for any nominee(s), mark "For All Except" and write that nominee(s') name(s) or number(s) in the space provided below.

2. Advisory approval of the Company's executive compensation

FOR	AGAINST	ABSTAIN
☐	☐	☐

1 YEAR	2 YEARS	3 YEARS	ABSTAIN
☐	☐	☐	☐

FOR	AGAINST	ABSTAIN
☐	☐	☐

FOR	AGAINST	ABSTAIN
☐	☐	☐

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

This Proxy, when properly executed, will be voted in the manner directed herein by the stockholder of record. If no direction is made, this Proxy will be voted FOR all Proposals (and for "One Year" on Proposal Three).

The stockholder acknowledges receipt of the Notice and Proxy Statement for the 2017 Annual Meeting of Stockholders and the annual report to stockholders for the year ended December 31, 2016.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED STOCKHOLDER WITH RESPECT TO ANY MATTER TO BE VOTED UPON. IF NO SPECIFICATION IS MADE, THE PROXIES WILL VOTE THESE SHARES FOR ALL PROPOSALS (AND FOR "ONE YEAR" ON PROPOSAL THREE). THE PROXIES WILL VOTE IN THEIR SOLE DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature__________________ **Signature, if held jointly**__________________ **Date**________, **2017.**

(Please sign exactly as name(s) appear(s) at above. If stock is in the name of two or more persons, each should sign. Persons signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. If a corporation, please sign in full corporate name, by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

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Fitch Proof 88655 USA Trucking Proxy Card Back

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders

On-line Annual Meeting Materials: http://www.cstproxy.com/usa-truck/2017

▲ Detach card, sign, date and mail in postage paid envelope provided. ▲

REVOCABLE PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SECRETARY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 10, 2017. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF PROPOSALS ONE, TWO, FOUR, AND FIVE, AND A VOTE FOR "ONE YEAR" ON PROPOSAL THREE.

The stockholder of record hereby appoints ROBERT A. PEISER and JAMES D. REED, and either of them, with full power of substitution, as Proxies for the stockholder, to attend the Annual Meeting of the Stockholders of USA Truck, Inc. (the "Company"), to be held on May 10, 2017, at 10:00 a.m., Central Time, and any adjournments thereof, and to vote all shares of the common stock of the Company that the stockholder is entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting.

(Continued and to be marked, dated and signed, on the other side)

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